                                                                    Exhibit 10.1
                                                                  EXECUTION COPY



                            STOCK PURCHASE AGREEMENT


                                 with respect to


                                   ALONET S.A.


                                      among


                    NET2PHONE INC. and LATIN INVESTMENTS, LLC

                                   as Buyers;



                            DANIEL EDUARDO GOLDSHMIDT
                                 ALEXANDRE FLIT
                        TITAN INVESTMENT ENTERPRISES LTD.
                               VOIP INVESTMENT CO.
           BS CONSULTORIA, INTERME DIACAO E PARTICIPACOES S/C/ LTDA.,

                                   as Sellers




                                       and


                                   ALONET S.A.
                           FAUSTO PENNA MOREIRA FILHO
                                  HELIO SEIBEL

                             as Intervening Parties



                           Dated as of August 29, 2000

                                TABLE OF CONTENTS


SECTION 1.        PURCHASE AND SALE OF CAPITAL STOCK..................................2

    1.1      Definitions; Construction................................................2
    1.2      Subscription of Shares; Purchase and Sale................................2
    1.3      Purchase Price and Payment...............................................3
    1.4      Time and Place of Closing................................................4
    1.5      Transfer of Shares and Delivery of Agreements............................4
    1.6      Further Assurances.......................................................4

SECTION 2.        CERTAIN REPRESENTATIONS, WARRANTIES
                  AND COVENANTS OF THE COMPANY AND THE
                  SELLERS.............................................................4

    2.1      Making of Representations and Warranties.................................4
    2.2      Organization, Qualification and Authority of the Company;
             Noncontravention by the Company..........................................5
    2.3      Subsidiaries and Affiliates..............................................6
    2.4      Capitalization...........................................................6
    2.5      Organization, Qualification and Authority of Sellers;
             Noncontravention by Sellers..............................................8
    2.6      Consents.................................................................9
    2.7      Financial Statements; No Undisclosed Liabilities.........................9
    2.8      Taxes...................................................................10
    2.9      Accounts Receivable.....................................................11
    2.10     [Intentionally Omitted].................................................11
    2.11     Absence of Certain Changes..............................................11
    2.12     Ordinary Course.........................................................14
    2.13     [Intentionally Omitted].................................................14
    2.14     Tangible Personal Property..............................................14
    2.15     Intellectual Property...................................................14
    2.16     Trade Secrets and Customer Lists........................................15
    2.17     Contracts...............................................................15
    2.18     Litigation..............................................................17
    2.19     Compliance..............................................................17
    2.20     Insurance...............................................................17
    2.21     Warranty Related Matters................................................18
    2.22     [Intentionally Omitted].................................................18
    2.23     Finder's Fees...........................................................18
    2.24     Permits; Burdensome Agreements..........................................18
    2.25     Corporate Records.......................................................19
    2.26     No Severance or Other Arrangements......................................19
    2.27     Employee Benefit Plans..................................................19
    2.28     Employees; Labor Matters................................................19
    2.29     Customers and Distributors..............................................20
    2.30     Environmental Matters...................................................20


    2.31     Bank and Brokerage Accounts; Securities.................................21
    2.32     No Powers of Attorney...................................................21
    2.33     Disputed Accounts Payable...............................................21
    2.34     Accuracy of Statements..................................................21
    2.35     No Illegal or Improper Transactions.....................................22
    2.36     Availability and Transfer of Foreign Currency...........................22

SECTION 3.        COVENANTS OF THE SELLERS AND THE
                  COMPANY............................................................22

    3.1      Making of Covenants and Agreements......................................22
    3.2      Conduct of Business.....................................................22
    3.3      Consents and Approvals..................................................25
    3.4      Breach of Representations and Warranties................................26
    3.5      No Sales of Capital Stock...............................................26
    3.6      Consummation of Agreement; Cooperation..................................26
    3.7      Notice and Cure.........................................................26
    3.8      Payment of Taxes........................................................27
    3.9      Notification to CADE....................................................27
    3.10     Agent for Service of Process.  Each of the Sellers and the
             Company shall, within five (5) days after the date hereof
             irrevocably appoint National Registered Agents, Inc., with offices located at 440 9th Avenue, 5th floor, New York, NY
             10001 as its agent for service of process in the State of New
             York with respect to any dispute arising out of this
             Agreement and all other Transaction Documents governed by
             New York law which appointment shall be evidenced in a
             form reasonably satisfactory to the Buyers..............................27

SECTION 4.        REPRESENTATIONS AND WARRANTIES OF THE
                  BUYERs.............................................................27

    4.1      Making of Representations and Warranties................................27
    4.2      Organization of the Buyers..............................................27
    4.3      Authority...............................................................28
    4.4      Finder's Fees...........................................................29
    4.5      Accuracy of Statements..................................................29

SECTION 5.        COVENANTS OF THE BUYERS............................................29

    5.1      Making of Covenants and Agreements......................................29
    5.2      Consents and Approvals..................................................29
    5.3      Breach of Representations and Warranties................................29
    5.4      Consummation of Agreement; Cooperation..................................29

SECTION 6.        [INTENTIONALLY OMITTED]............................................30


SECTION 7.        CONDITIONS PRECEDENT...............................................30


    7.1      Conditions to the Obligations of the Buyers.............................30
    7.2      Conditions to the Obligations of the Company and the Sellers............35

SECTION 8.        TERMINATION OF AGREEMENT...........................................35

    8.1      Termination.............................................................35
    8.2      Effect of Termination...................................................36
    8.3      Right to Proceed........................................................36

SECTION 9.        CERTAIN RIGHTS AND OBLIGATIONS
                  SUBSEQUENT TO CLOSING..............................................36

    9.1      Survival of Representations, Warranties and Covenants...................36
    9.2      Fees and Expenses.......................................................36

SECTION 10.       INDEMNIFICATION....................................................36

    10.1     Indemnification by the Sellers..........................................36
    10.2     Indemnification by the Buyers...........................................38

SECTION 11.       MISCELLANEOUS......................................................38

    11.1     Law Governing...........................................................38
    11.2     Notices.................................................................38
    11.3     Entire Agreement........................................................39
    11.4     Assignment..............................................................40
    11.5     Publicity and Disclosures...............................................40
    11.6     Captions and Gender.....................................................40
    11.7     Confidentiality.........................................................40
    11.8     Cooperation and Books and Records.......................................41
    11.9     Binding Nature of Agreement.............................................41
    11.10    Third Party Beneficiaries...............................................41
    11.11    Certain Definitions.....................................................41
    11.12    Execution in Counterparts...............................................47
    11.13    Amendments; Waivers.....................................................47
    11.14    Consent to Jurisdiction.................................................47
    11.15    Severability............................................................48
    11.16    Currency................................................................48
    11.17    Specific Performance....................................................49
    11.18    Business Day............................................................49


   EXHIBITS AND SCHEDULES:

   Exhibit 7.1(a)(i)         Form of Shareholders Agreement
   Exhibit 7.1(a)(ii)        Form of Registration Rights Agreement
   Exhibit 7.1(a)(iv)        Form of Articles
   Exhibit 7.1(a)(v)         Form of Call Option
   Exhibit 7.1(a)(vi)        Form of Employment Agreements
   Exhibit 7.1(b)(xi)        Form of Subscription Bulletin

   Schedule 2.2 (c)          Jurisdictions of Qualification
   Schedule 2.7              Financial Statements
   Schedule 2.9              Loans to Affiliates
   Schedule 2.15(a)          Intellectual Property
   Schedule 2.17-1           Certain Contracts
   Schedule 2.18             Litigation
   Schedule 2.20             Insurance
   Schedule 2.24             Permits; Burdensome Agreements
   Schedule 2.27             Employee Benefit Plans
   Schedule 2.28             Employees; Labor Matters
   Schedule 2.31             Bank and Brokerage Accounts
   Schedule 2.32             Powers of Attorney
   Schedule 2.33             Disputed Accounts Payable
   Schedule 7.1(b)(xv)       Acquisition of Equipment

                            STOCK PURCHASE AGREEMENT

             THIS AGREEMENT, entered into as of August 29, 2000 (the "Agreement"), is among NET2PHONE INC., a Delaware corporation, having its corporate headquarters at 520 Broad Street, New Jersey 07102 ("Net2Phone"), Latin Investments, L.L.C., a Delaware limited liability company having its corporate headquarters at 9 East Loockerman Street, Dover, DE 19901 ("Latin Investments" and, collectively with Net2Phone, the "Buyers" and individually, each of them a "Buyer"), DANIEL EDUARDO GOLDSHMIDT, of Brazilian nationality, single, computer technician, with Brazilian ID n(o) 22.557.579/SSP-SP and enrolled at the Federal Taxpayer Registry - CPF/MF- under #213.177.968-05, domiciled at Rua Manacas, 120, Sao Paulo, Sao Paulo, Brazil; ALEXANDRE FLIT, of Brazilian nationality, single, computer technician, with Brazilian ID n(o) 24.949.095/SSP-SP and enrolled at the Federal Taxpayer Registry - CPF/MF- under #272.862.688-05, domiciled at Rua Vanderlei, 301, Sao Paulo, Sao Paulo, Brazil; TITAN INVESTMENT ENTERPRISES LTD., a company organized under the laws of the British Virgin Islands having its corporate headquarters at P.O. Box 662, Road Town, Tortola, British Virgin Islands ("Titan Investment"), VOIP INVESTMENT CO., a company organized under the laws of the United Kingdom, having its corporate headquarters at 193-195 Brompton Road, London, England ("VOIP Investment"), and BS CONSULTORIA, INTERMEDIACAO E PARTICIPACOES S/C LTDA., a sociedade civil organized under the laws of Brazil, having its corporate headquarters at Rua Inacio Pereira de Rocha, 147, Sao Paulo, Sao Paulo, Brazil, enrolled with the CNPJ under n(o) degrees 02.140.387/0001-07 ("BS Consultoria" and together with Daniel Eduardo Goldshmidt, Alexandre Flit, Titan Investment and VOIP Investment, the "Sellers" and individually, each of them a "Seller") and ALONET S.A., a sociedade anonima incorporated under the laws of Brazil, having its corporate headquarters at Calcada Antares, 264 2nd floor, Alphaville, 06500-000, Santana do Parnaiba, Sao Paulo, Brazil, enrolled with the Corporate Taxpayer Registry of the Ministry of Finance ("CNPJ") under n(o) 03.541.442/0001-33 (the
"Company"), FAUSTO PENNA MOREIRA FILHO, of Brazilian nationality, married, engineer, with Brazilian ID n(o) 2.933.459/SSP-SP and enrolled at the Federal Taxpayer Registry - CPF/MF- under #330.369.778-72, domiciled at Rua Banibas, 663, Alto de Pinheiros, Sao Paulo, Sao Paulo, Brazil and HELIO SEIBEL, of Brazilian nationality, married, businessman, with Brazilian ID n(o) 5.296.474/SSP-SP and enrolled at the Federal Taxpayer Registry-CPF/MF - under #533.792.8484-15, domiciled at Rua Bartolomeu Paes, 136, Villa Anastacia, Sao Paulo, Sao Paulo, Brazil (together with the Company, and VOIP Investment, the "Intervening Parties").

                              Preliminary Statement

             Subject to the terms and conditions hereof, the Sellers desire to sell, and the Buyers desire to purchase, a portion of the issued and outstanding common stock of the Company.

             NOW, THEREFORE, in order to consummate said purchase and sale and in consideration of the mutual agreements set forth herein, the parties hereto agree as follows:

SECTION 1.     PURCHASE AND SALE OF CAPITAL STOCK.

                     1.1 Definitions; Construction. Certain terms used in this Agreement shall have the meanings ascribed to them in Section 11.11 hereof. In this Agreement, all definitions ascribed to terms in their singular forms shall be equally applicable to the plural forms of such terms, and vice versa.

                     1.2 Subscription of Shares; Purchase and Sale.

             (a)     Subject to the provisions of this Agreement:

             (i) the Sellers shall cause the Company to issue and Net2phone agrees to subscribe 2,859,569 common shares of the Company,

             (ii) each Seller agrees to sell and Latin Investments agrees to purchase a total amount 1,715,870 common shares of the Company, as follows:

                     (A) 1,382,303 common shares from VOIP Investment;

                     (B) 162,150 common shares from BS Consultoria;

                     (C) 57,139 common shares from Titan Investment;

                     (D) 57,139 common shares from Alexandre Flit;

                     (E) 57,139 common shares from Daniel Goldshmidt.

             (iii) and each Seller agrees to sell and Net2phone agrees to purchase a total amount of 1,573,096 common shares of the Company as follows:

                     (A) 1,267,328 common shares from VOIP Investment;

                     (B) 148,637 common shares from BS Consultoria;

                     (C) 52,377 common shares from Titan Investment;

                     (D) 52,377 common shares from Alexandre Flit;

                     (E) 52,377 common shares from Daniel Goldshmidt.

(all of such shares referred to in clauses (i), (ii) and (iii) above, the "Shares") free and clear of any and all Liens, pledges, security interests, claims, charges, options or other purchase rights, voting agreements or other restrictions or encumbrances of any kind or nature whatsoever.

             (b) The Sellers and the Intervening Parties hereby agree to (i) waive their respective preemptive rights under the Brazilian Corporations Law in connection with the issuance of Shares referred to in Section 1.2(a)(i) above,
(ii) waive their respective rights of first refusal as contemplated in the Articles of the Company, in connection with the sale and purchase of Shares referred to in Section 1.2(a)(ii) and (iii) above, and (iii) authorize and/or take all necessary action in connection with the recordation of the transfer of Shares contemplated herein in the Company's corporate books.

                     1.3 Purchase Price and Payment.

             (a) Subject to the conditions of this Agreement and in consideration of the issuance and sale of the Shares by the Company and the Sellers to the Buyers, the Buyers agree that at the Closing they will pay to the Sellers and the Company, as applicable, an aggregate consideration of U.S. $7,999,904.00 (the "Purchase Price"). The Purchase Price shall be comprised of
(i) U.S. $4,000,000.00 corresponding to the subscription price to be paid by Net2phone to the Company for the subscription of 2,859,569 common shares of the Company, at U.S.$1.3988 per share, (ii) U.S. $1,000,010.00 corresponding to the purchase price to be paid by Latin Investments to the Sellers for the purchase of 1,715,870 common shares of the Company, at U.S.$.582799979 per share, and
(iii) U.S. $2,999,894.00 corresponding to the purchase price to be paid by Net2phone to the Sellers for the purchase of 1,573,096 common shares of the Company at U.S. $1.907 per share.

             (b)     The Purchase Price shall be paid as follows:
US$4,000,000.00 will be paid directly to the Company and US$3,999,904.00 will be paid directly to the Sellers, in each case by wire transfer in immediately available funds at the accounts specified by each of the Sellers or the Company, as applicable, to the Buyers in writing at least two Business Days prior to the Closing as follows:

 PAYMENTS BY NET2PHONE TO:                              US$
--------------------------                              ---
VOIP Investment                                       2,416,795.00
BS Consultoria                                          283,450.00
Titan Investments                                        99,883.00
Alexandre Flit                                           99,883.00
Daniel Eduardo Goldshmidt                                99,883.00
                                                  -------------------
                                                     $2,999,894.00

PAYMENTS BY LATIN INVESTMENTS TO:                       US$
---------------------------------                       ---
VOIP Investment                                         805,605.00
BS Consultoria                                           94,502.00
Titan Investments                                        33,301.00
Alexandre Flit                                           33,301.00
Daniel Eduardo Goldshmidt                                33,301.00
                                                  -------------------
                                                     $1,000,010.00

             Notwithstanding the foregoing, the Sellers hereby acknowledge that Net2phone shall have fully satisfied its obligation to pay the subscription price to be paid to the Company on the Closing Date in the event that the principal amount of all the Notes are capitalized. and, that Net2phone shall be entitled to receive 2,859,569 common shares of the Company in respect of such capitalization. The Sellers further agree to take all the necessary steps to obtain the prior authorization from the Brazilian Central Bank for the capitalization of such obligations and to register such capitalization with the Brazilian Central Bank as well as to take and approve all necessary corporate action in order to implement the aforementioned capitalization.

                     1.4 Time and Place of Closing. The closing of the subscription, purchase and sale provided for in this Agreement (the "Closing") shall be held at the offices of Tozzini, Freire, Teixeira e Silva on the date which shall occur on the date (the "Closing Date") on which all the conditions precedent set forth in Section 7.1(b) are first satisfied or waived; provided, however, that if on December 31, 2000 the conditions precedent set forth in
Section 7.1(b) are not satisfied, which failure is attributable on any act or omission of any Buyer, then the Buyers shall be obligated to consummate the transactions contemplated hereunder on December 31, 2000 notwithstanding the failure of any such condition to be satisfied.

                     1.5 Transfer of Shares and Delivery of Agreements. At the
Closing: (i) the Sellers shall deliver or cause to be delivered to the Buyers
(A) certified copies of the pages of the Book of Registered Shares of the Company showing registration of the Buyers as shareholders of the Company and certified copies of the pages of the Book of Transfer of Shares of the Company containing statements of transfers of the Shares as provided for in this Agreement and duly signed by the Sellers, the Buyers and an authorized officer of the Company, (B) such other instruments and other documents as are required to be delivered to the Buyers pursuant to Section 7.1 and (C) such additional documents as the Buyers may reasonably request to complete the subscription, sale and purchase of the Shares as contemplated by this Agreement; and (ii) the Buyers shall deliver or cause to be delivered to the Company or the Sellers, as applicable, (A) the Purchase Price and (B) such other instruments and other documents as are required to be delivered to the Sellers pursuant to Section 7.2.

                     1.6 Further Assurances. Subject to the provisions of this Agreement and without limitation of the other rights provided to, and obligations assumed by, the respective parties hereunder, the Sellers and the Buyers each shall, from time to time after the Closing at the request of the other party and without further consideration, execute such documents and take such other action as such other party may reasonably request to more effectively transfer and assign to, and vest in, the Buyers the Shares free and clear of all Liens and encumbrances or to otherwise carry out this Agreement and the transactions contemplated hereby.

SECTION 2. CERTAIN REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY AND THE SELLERS.

                     2.1 Making of Representations and Warranties. In order to induce the Buyers to enter into this Agreement and consummate the transactions contemplated hereby, the Company and each of the Sellers jointly and severally hereby make to each of the Buyers the representations, warranties and covenants contained in this Section 2, as of the date hereof and as of the Closing Date.

                     2.2 Organization, Qualification and Authority of the Company; Noncontravention by the Company.

             (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of Brazil. The Company has full corporate power and authority to conduct its business in the manner such business is currently conducted or proposed to be conducted.

             (b) The Company's Articles, as amended in the form of Exhibit 7.1(a)(iv) hereof, are fully effective, complete and correct, and no amendments thereto are pending.

             (c) The Company is duly licensed and qualified to do business and in good standing in each jurisdiction in which the operation of its business makes such licensing or qualification to do business necessary and the failure so to qualify to do business would have a material adverse effect on the business or prospects (financial or otherwise) of the Company. The list of jurisdictions in which the Company is licensed and/or qualified to do business is set forth in Schedule 2.2(c).

             (d) The Company has full right, power and authority to enter into this Agreement and the other agreements, documents and instruments to be executed and delivered by it pursuant to or as contemplated by this Agreement and to carry out the transactions contemplated hereby and/or thereby. The execution and delivery of this Agreement and each agreement, document and instrument to be executed and delivered by the Company pursuant to this Agreement and the performance of the Company's obligations hereunder and thereunder (and all other actions contemplated by the preceding sentence) have been duly authorized by all necessary action of the Company's shareholders and no other action is required and no consent or notice is required by any other Person. This Agreement and each agreement, document and instrument to be executed and delivered by the Company pursuant to this Agreement constitute, or will when executed and delivered and with respect to the Shareholders Agreement, when registered in accordance with article 118 of the Brazilian Corporations Law, constitute, valid and binding obligations of the Company, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

             (e) The execution, delivery and performance by the Company of this Agreement, and each other agreement, document and instrument contemplated by this Agreement and the consummation of the transactions contemplated hereby and/or thereby, do not and will not result in a breach of, constitute a default under (or event which, with notice or lapse of time or both, would constitute a default under), conflict with, violate, accelerate any obligation under or give rise to a right of termination or cancellation of, or to a loss of benefit to which the Company is entitled under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the Company's property or assets under, or require the giving of any notice under, or the receipt of any consent or approval relating to, the Articles of the Company, any indenture or loan or credit agreement or any other agreement, contract, instrument, mortgage, deed of trust, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award, whether written or oral, to which the Company is a party or by which any of the properties or assets of the Company is bound or affected, or result in the creation or imposition of any mortgage, pledge, lien, security interest or other charge or encumbrance on the Company's assets or properties or on the Shares.

                     2.3 Subsidiaries and Affiliates. The Company does not presently own or control, directly or indirectly, any equity interest in any corporation, association or business entity. The Company is not, directly or indirectly, a participant in any joint venture or partnership.

                     2.4 Capitalization.

             (a) As of the date hereof, prior to giving effect to the transactions contemplated herein, the total authorized capital stock of the Company consists of 8,579,565 shares of common stock, without par value, all of which are outstanding and are owned by the Sellers. All such shares of common stock have been duly and validly issued and outstanding, fully paid and non-assessable and have not been issued in violation of any preemptive rights or transferred in violation of any rights of first refusal.

             (b) As of the Closing, upon consummation of the transactions contemplated herein, the total authorized capital stock of the Company will consist of 11,439,134 shares of common stock, without par value, all of which will be duly and validly issued and outstanding, fully paid and non-assessable, will have not been issued, offered and sold in violation of any preemptive rights, rights of first refusal or any Applicable Law concerning the issuance of securities, and will be owned on a fully diluted basis as follows:

Shareholder                      Number of Shares      Percentage
-------------------------------  --------------------  ----------------
Net2phone                              4,432,665       38.75%
Latin Investments                      1,715,870       15%
VOIP Investment                        4,261,739       37.25578%
BS Consultoria                           499,484       4.36645%
Daniel Goldshmidt                        176,458       1.54258%
Alexandre Flit                           176,458       1.54258%
Titan Investment                         176,458       1.54258%
Fausto Penna Moreira Filho                     1       0.00001%
Helio Seibel                                   1       0.00001%
                                 --------------------  ----------------
Total                                 11,439,134       100%

             (c) The Sellers are not a party to any option, warrant, purchase right, or other contract or commitment that could require them to sell, transfer, or otherwise dispose of any capital stock of the Company (other than the Transaction Documents).

             (d) Except as set forth in the Transaction Documents, there are no outstanding options, warrants, calls, purchase rights, subscription rights, preemptive rights or other contracts or commitments that could require, or commitments by the Company to issue, sell, or otherwise cause to become outstanding any of its capital stock, or to pay any dividends on such shares, or to purchase, redeem, or retire any outstanding shares of its capital stock, nor are there outstanding any securities or obligations which are convertible into or exchangeable for any shares of capital stock of the Company.

             (e) Except as set forth in the Transaction Documents, there are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of the Company or the management of the business and affairs of the Company.

             (f) Other than pursuant to the Company's Articles and the Transaction Documents, there are no agreements among the Company and any of the Company's stockholders or among any of the Company's stockholders, which in any way affect any stockholder's ability or right freely to alienate the Shares.

             (g) Except for the Transaction Documents, the Sellers hold of record and own beneficially all of the Shares, free and clear of any and all security interests, Liens, claims, pledges, hypothecations, assessments, equities, charges, Taxes, agreements, restrictions and encumbrances whatsoever and free of all options, warrants, calls, purchase rights or other contracts or commitments that could require such Shareholder to sell such Shares and with no proxies or restrictions on the voting or other rights pertaining thereto. The Sellers have complete and unrestricted power and authority and the unqualified right to sell, assign, transfer and deliver the Shares to the Buyers, and upon such sale, assignment and registration in the Book of Registered Shares and in the Book of Transfer of Shares, the Buyers will acquire good, valid and marketable title to the Shares, free and clear of any and all security interests, liens, claims, pledges, hypothecations, assessments, options, equities, charges, Taxes, agreements, restrictions and encumbrances whatsoever and with no proxies or restrictions on the voting or other rights pertaining thereto other than as set forth in the Transaction Documents.

             (h) Other than pursuant to the Transaction Documents, the Company is not, as of the date of this Agreement, and will not, as of the Closing Date, be under any obligation to register under Applicable Law any of its now and then outstanding securities or any of its securities that may subsequently be issued pursuant to any then existing convertible or exercisable securities with any Governmental Authority.

                     2.5 Organization, Qualification and Authority of Sellers; Noncontravention by Sellers.

             (a) VOIP Investment is a limited liability partnership duly organized, validly existing and in good standing under the laws of the United Kingdom with full corporate power and authority to conduct its business in the manner and in the places where such business is conducted.

             (b) BS Consultoria is a sociedade civil por quotas de responsabilidade limitade duly organized, validly existing and in good standing under the laws of Brazil with full corporate power and authority to conduct its business in the manner and in the places where such business is conducted.

             (c) Titan Investment is duly organized, validly existing and in good standing as a corporation under the laws of the British Virgin Islands with full corporate power and authority to conduct its business in the manner and in the places where such business is conducted.

             (d) Each of VOIP Investment, BS Consultoria and Titan Investments' respective organizational documents, as applicable, each as amended to date and true and correct copies of which, certified by an officer of each of them, have been heretofore delivered to the Buyers' counsel, are fully effective, complete and correct.

             (e) Each of VOIP Investment, BS Consultoria and Titan Investments is duly licensed and qualified to do business and in good standing in each jurisdiction in which the operation of its business makes such licensing or qualification to do business necessary and the failure to qualify to do business would have a material adverse effect on it.

             (f) The Sellers have full right, power and authority to enter into this Agreement and the other agreements, documents and instruments to be executed and delivered by them pursuant to or as contemplated by this Agreement and to carry out the transactions contemplated hereby and/or thereby. The execution and delivery of this Agreement and the performance of the Sellers' obligations hereunder (and all other actions contemplated by the preceding sentence) have been duly authorized by all necessary action of the Sellers' board of directors or shareholders (where applicable) and no other action is required and no consent or notice is required by any other Person. This Agreement and each agreement, document and instrument to be executed and delivered by the Sellers pursuant to this Agreement constitute, or will when executed and delivered constitute, valid and binding obligations of the Sellers, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

             (g) The execution, delivery and performance by the Sellers of this Agreement and the other agreements, documents and instruments contemplated by this

Agreement to which they are parties, and the consummation by the Sellers of the transactions contemplated hereby and/or thereby: (i) do not and will not violate the organizational documents of the Sellers (where applicable), (ii) do not and will not violate any provision of documents to which the Sellers are a part; (iii) do not and will not violate any laws or regulations of Brazil, the United States or laws of the jurisdiction of incorporation of any of the Sellers or except for the notification to be made to CADE in accordance with Brazilian Applicable Law, require the Sellers to obtain any approval, consent, authorization or waiver of, or give any notice to, or make any declaration, registration or filing with, any Person (governmental or otherwise) that has not been obtained or made; and (iv) do not and will not result in a breach of, constitute a default under (or event which, with notice or lapse of time or both, would constitute a default under), conflict with, violate, accelerate any obligation under or give rise to a right of termination or cancellation of, or to a loss of benefit to which the Sellers are entitled under, or result in the creation of any lien, security interest, charge or encumbrance upon any of any Sellers' property or assets under, or require the giving of any notice to, or the receipt of any consent or approval relating to, any indenture or loan or credit agreement or any other agreement, contract, instrument, mortgage, deed of trust, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award, whether written or oral, to which the Sellers are a party or by which any of the properties or assets of the Sellers is bound or affected, or result in the creation or imposition of any mortgage, pledge, lien, security interest or other charge or encumbrance on the Sellers' assets or properties or on the Shares.

                     2.6 Consents. Except for the notification to be made to CADE in accordance with Brazilian Applicable Law and for the rights of first refusal contemplated in the Articles of the Company, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any Person is required in connection with the offer, sale or issuance of the Shares, or the consummation of any other transaction contemplated hereby.

                     2.7 Financial Statements; No Undisclosed Liabilities.

             (a) The Company and the Sellers have delivered to the Buyers an unaudited balance sheet of the Company dated June 30, 2000 and statements of operations, retained earnings and cash flows for the six (6) month period then ended, with all footnotes thereto, certified by the Company's chief financial officer (the "Financial Statements"), a copy of which are incorporated herein as
Schedule 2.7.

             (b) The Financial Statements (A) have been prepared in accordance with Brazilian GAAP applied consistently during the periods covered thereby; (B) are complete and correct in all material respects and present fairly the financial condition of the Company at the dates of said Financial Statements and the results of its operations and cash flows for the periods covered thereby; (C) were prepared in accordance with the books and records of the Company; (D) present fairly the revenues, cost of goods sold, direct operating expenses actually incurred during the periods covered thereby and the cash position (including investments in short-term cash equivalents), borrowings, customer advances, inventories, accounts receivable and accounts payable actually held or incurred as of the relevant dates thereof; and (E) do not contain any items of special or nonrecurring income except as otherwise stated therein.

             (c) Since the date of the Financial Statements, the Company has had no material liabilities or obligations of any nature, whether accrued, absolute, direct, contingent or otherwise, except liabilities or obligations (other than any liabilities or obligations under any Plans and disclosed in Schedule 2.27) stated or adequately reserved against on the Financial Statements or reflected in Schedule 2.7(c) and except for any liabilities incurred in the ordinary course of business consistent with prudent business practices or not required under Brazilian generally accepted accounting principles, applied consistently with prudent business practices, to be disclosed as a liability on a balance sheet of the Company or in the footnotes thereto (none of which liabilities results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement or violation of law). For purposes of this Section 2.7(c), an amount shall conclusively be deemed "material" if it is greater than or equal to $10,000.00. The Company has no additional liabilities of any nature (whether fixed or contingent) not required to be disclosed under Brazilian accounting principles in an aggregate amount greater than $10,000.00. The reserves and provisions reflected in the Financial Statements are, as of the date thereof and hereof, adequate, appropriate and reasonable and have been calculated in a consistent manner. No reserves or provisions in addition to those reflected in the Financial Statements are currently required or appropriate.

             (d) Since the date of the Financial Statements, the Company has not directly or indirectly, declared, paid or set aside for payment any dividend or any other distribution on any of its securities of any class, or, directly or indirectly, redeemed, purchased or otherwise acquired any of its shares or securities or agreed to do any of the foregoing.

                     2.8 Taxes.

             (a) All Tax Returns required to be filed with respect to the Company for all Taxable Periods ending on or before the date hereof have been timely filed with the appropriate Tax Authority in the manner prescribed by Applicable Law. All such Tax Returns (i) were prepared in the manner required by Applicable Law, (ii) are true, correct and complete in all respects, and (iii) reflect the liability for Taxes of the Company. All Taxes shown to be payable on such Tax Returns, and all assessments of Tax made against the Company with respect to such Tax Returns, have been paid when due. No adjustment relating to any such Tax Return has been proposed or threatened formally or informally by any Taxing authority and to the best knowledge of Sellers, no basis exists for any such adjustment.

             (b) All monies required to be withheld by the Company for income taxes, social security and other payroll taxes have been collected or withheld and either paid to the respective Tax Authorities, set aside in accounts for such purpose, or accrued, reserved against and entered upon the books of the Company.

             (c) No material claim has ever been made by an authority with respect to the Company in a jurisdiction where the Company does not file reports and returns that the Company is or may be subject to taxation by that jurisdiction. There are no security interests on any of the assets of the Company that arose in connection with any failure (or alleged failure) to pay any Taxes and, except for Liens for real and personal property Taxes that are not yet due and payable, there are no Liens for any Tax upon any asset of the Company. The Company is not a party to any agreement relating to the sharing of liability for, or payment of, Taxes and the Company is not otherwise obligated to indemnify any party for any Taxes.

             (d) No extension of time with respect to any date on which a Tax Return was or is to be filed by the Company is in force, and no waiver or agreement by the Company is in force for the extension of time for the assessment or payment of any Taxes.

             (e) No audit or other administrative proceeding or court proceeding has formally commenced or is presently pending with regard to any Taxes or Tax Returns of the Company and no notification has been received by the Company that such an audit or other proceeding is pending or threatened with respect to any Taxes due from or with respect to the Company or any Tax Return filed (or required to have been filed) by or with respect to the Company.

             (f) There are no outstanding options, warrants, securities convertible into capital stock, or other contractual obligations, in each case whether written or oral, that might be treated for income Tax purposes as stock or another equity interest in the Company other than the Shares.

             (g) All material amounts required to be collected or withheld by the Company have been collected and withheld by the Company and any such amounts that are required to be remitted to any Taxing authority have been duly remitted.

                     2.9 Accounts Receivable. The Company does not have any accounts or loans receivable from any Person which is an Affiliate of the Company, including, without limitation, any director or officer of the Company, except for such accounts and loans as are disclosed (with a description of all of their material terms) in Schedule 2.9. All of the accounts receivable of the Company are valid and enforceable claims, fully collectible in the ordinary course and subject to no set-off or counterclaim other than set-offs and counterclaims arising in the ordinary course of business consistent with prudent business practice. The Company has not, since the date of the Financial Statements, changed its normal credit and collection practices.

                     2.10 [Intentionally Omitted]

                     2.11 Absence of Certain Changes.


             (a)     Since June 30, 2000 there has not been:

             (i) Any change in the properties, assets, liabilities, business, operations, condition (financial or other) or prospects of the Company, which change by itself or in conjunction with all other such changes, whether or not arising in the ordinary course of business, has been materially adverse with respect to the assets, business, operations, conditions (financial or other) or prospects of the Company;

             (ii) Except for the endorsement of checks in the ordinary course of business, any contingent liability incurred by the Company as guarantor or otherwise with respect to the obligations of others or any cancellation of any material debt or claim owing to, or waiver of any material right of, the Company, involving $10,000.00 or more individually or $10,000.00 or more in the aggregate;

             (iii) Except for the Pledge Agreements dated as of July 19, 2000 and August 11, 2000, respectively among the Company, Net2phone and Sergio Isaak Skarbnik, any mortgage, encumbrance or lien placed on any of the properties of the Company which remains in existence on the date hereof or will remain on the Closing Date;

             (iv) Any obligation or liability of any nature incurred by the Company, whether accrued, absolute, contingent or otherwise, known or unknown, in excess of $10,000.00 in the aggregate, other than obligations and liabilities incurred in the ordinary course of business consistent with the terms of this Agreement;

             (v) Any purchase, sale or other disposition, or any agreement or other arrangement for the purchase, sale or other disposition, of (x) any capital asset of the Company having a purchase price or other replacement cost of more than $10,000.00 or (y) except in the ordinary course of business in an aggregate amount not material to the Company, any other asset of the Company having a purchase price or other replacement cost of more than $10,000.00;

             (vi) Any damage, destruction or loss in excess of $10,000.00, in the aggregate, to any assets or property of the Company, whether or not covered by insurance;

             (vii) Any issuance or sale of any securities convertible into or exchangeable for debt or equity securities of the Company or any grant or issuance of options, warrants, subscriptions, preemptive rights, agreements, arrangements or commitments of any kind for or relating to the issuance, sale, registration or voting of any shares of capital stock, of any class, or other equity interests of the Company other than pursuant to the Transaction Documents;

             (viii) (A) any change in the compensation (whether in the form of salaries, wages, incentive arrangements, employee benefits or otherwise) payable or to become payable by the Company to any of its officers, employees, agents or independent contractors other than normal merit increases in accordance with its usual practices and except, exclusively with respect to certain employees who are compensated on a piece-rate basis, such changes which are not, in the aggregate, material to the Company and are made in the ordinary course consistent with prior practices, or (B) any bonus payment or arrangement made to or with any of such officers, employees, agents or independent contractors, or (C) the entering into of any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any officer, director, employee or independent contractor of the Company;

             (ix) Any change with respect to the officers or senior management of the Company, any grant of any severance or termination pay to any individual officer or employee of the Company or any increase in benefits payable under any existing severance or termination pay policies or employment agreements;

             (x) Any payment, discharge of a Lien or liability of the Company which was not shown on the Financial Statements involving an amount of $10,000.00 or more in any individual matter or series of related matters or which was not incurred in the ordinary course of business thereafter, or any payment or discharge by the Company, directly or indirectly, of any liability of the Company before the same became due in accordance with its terms or otherwise than in the ordinary course of business;

             (xi) Any obligation or liability incurred by the Company to any of its officers, directors or stockholders, or any loans or advances made by the Company to any of its officers, directors or stockholders, except normal compensation and expense allowances payable to officers or employees;

             (xii) Any material change in accounting methods or practices, credit practices (except as indicated in Section 2.9), policies or practices with respect to the payment of accounts payable or collection policies or practices used by the Company;

             (xiii) Any other transaction or series of related transactions involving the payment of $10,000.00 or more in the aggregate or otherwise material to the Company, entered into by the Company other than transactions in the ordinary course of business consistent with past practice;

             (xiv) Any event, occurrence, development, state of facts or change in the business which has had, either alone or together with all such events, occurrences, developments, states of facts or changes, a material adverse effect on the assets, business, results of operations, affairs, prospects or financial condition of the Company;

             (xv) Except in the ordinary course in an aggregate amount not exceeding $10,000.00, any transaction or commitment made, or any contract entered into by, the Company or the Sellers relating to the Company or any waiver, amendment, termination or cancellation of any contract or any relinquishment of rights by the Company or the Sellers relating to the Company; or

             (xvi) Any agreement or understanding, whether in writing or otherwise, that would result in any of the transactions or events, or require the Company to take any of the actions, specified in paragraphs (i) through (xv) above.

             (b)     Since June 30, 2000 there has not been:

             (i) Any change in any outstanding shares of capital stock of the Company other than pursuant to the Transaction Documents; or

             (ii) Any declaration, setting aside or payment of any dividend or other distribution on any shares of capital stock of the Company (including the Shares) or any repurchase, redemption or other acquisition by the Company of any outstanding shares of its capital stock.

                     2.12 Ordinary Course. Since June 30, 2000, the Company has conducted its business only in the ordinary course and consistently with its prior practices. From and after the date of this Agreement through and including the Closing Date, the Company shall have conducted its business only in the ordinary course and consistently with prior business practices.

                     2.13 [Intentionally Omitted]

                     2.14 Tangible Personal Property. The Company has good, marketable and valid title to all of the items of tangible personal property used in its operations; all such tangible personal property that is material to the business, operation, condition or prospects (financial or otherwise) of the Company is reflected on the Company's Financial Statements, except as sold or disposed of subsequent to the date thereof in the ordinary course of business consistent with prudent business practices; and all such material tangible personal property is owned free and clear of all Liens, except for (i)Liens which, individually or in the aggregate, do not materially detract from the value, or interfere with the present or intended use, of the Company's aggregate tangible personal property and (ii) Liens for taxes not yet due and payable. The tangible personal property of the Company is in good repair and working order, reasonable wear and tear excepted.

                     2.15 Intellectual Property.

             (a) Except as set forth in Schedule 2.15(a), the Company has exclusive ownership of, or exclusive and unrestricted license to use, free and clear of all Liens, all Brazilian and foreign patents, copyrights, trade secrets, trademarks, service marks, trade names, trade secrets (including, without limitation, customer lists, designs, manufacturing or other processes), computer software, systems, data compilations, research results and other information required for or incident to its products or its business or other proprietary rights (collectively, "Intellectual Property") used or to be used in the business of the Company as presently conducted or contemplated to be conducted or which are necessary or desirable for such business as so conducted. There are no actual or, to the best knowledge of the Sellers, threatened claims or demands of any other Person pertaining to any Proprietary Rights (as defined below) and no proceedings have been instituted, or are pending or, to the best knowledge of the Sellers or the Company, threatened, which challenge the rights of the Company in respect thereof, and there is no basis for any such challenge.

             (b) There are no Brazilian or foreign patents, patent applications, trademark applications or registrations, copyright applications or registrations, or, to the extent not included in the foregoing, material Brazilian and foreign trade names, trademarks, copyrights, trade secrets or other Intellectual Property, in each such case owned by or licensed to, or required to be owned by or licensed to, the Company or used or required to be used by the Company in its business as presently conducted or contemplated to be conducted (collectively, the "Proprietary Rights").

             (c) The Company is not obligated or under any liability whatsoever to make payments by way of royalties, fees or otherwise to any owner, licensor of, or other claimant to, any Intellectual Property or other intangible asset with respect to the use in connection with the conduct of its business, or otherwise.

             (d) The present business, activities and products of the Company do not infringe any Intellectual Property of any other Person. No proceeding charging the Company with infringement of any adversely held Intellectual Property has been filed or is threatened to be filed, and there is no basis for any such charge. The Company is not making unauthorized use of any confidential information or trade secrets of any Person, including, without limitation, any former employer of any past or present employee of the Company. Neither the Company, nor any of the Company's employees, have any agreements or arrangements with any Person other than the Company related to confidential information or trade secrets of such Person, ownership of Intellectual Property or restricting any such employee's engagement in business activities of any nature. The activities of the Company's employees on behalf of the Company do not violate any such agreements or arrangements which any such employees have with other Persons.

                     2.16 Trade Secrets and Customer Lists. The Company has the right to use in the ordinary course of its business as presently conducted or contemplated all trade secrets, inventions, customer lists and manufacturing and processes required for or incident to the manufacture or marketing of all products presently sold, manufactured, licensed, under development or produced by the Company, including products licensed from others. No payment is required to be made by the Company for the use of any such trade secret, invention, customer list or manufacturing process.

                     2.17 Contracts. Except for contracts, commitments, plans, agreements and licenses listed on Schedule 2.17-1 (true and complete copies of which documents have been made available to the Buyers), the Company is not a party to or subject to, whether written or oral:

             (a) any plan or contract providing for bonuses, pensions, options, stock purchases, deferred compensation, retirement payments, profit sharing, collective bargaining or the like, or any contract or agreement with any labor union;

             (b) any employment contract, or any contract for services which is not terminable upon thirty (30) days' prior notice by the Company without liability for any penalty or severance or other payment or other consideration or penalty;

             (c) any contract or agreement for the purchase of any commodity, material or equipment except purchase orders in the ordinary course of business;

             (d) any other contracts or agreements creating any obligation of the Company with respect to any such contract, except purchase orders in the ordinary course of business;

             (e) any contract or agreement providing for the purchase of all or substantially all of its requirements of a particular product from a supplier, except for such contracts or agreements where such product is readily available from other suppliers in comparable quantities and at comparable prices and the loss of such supplier would not have a material adverse effect on the business, operations, condition or prospects (financial or otherwise) of the Company;

             (f) any contract or agreement which by its terms does not terminate or is not terminable by the Company or any successor or assign within twelve (12) months after the date hereof without payment of a penalty;

             (g) any contract or agreement for the sale or lease of its products not made in the ordinary course of business;

             (h) any contract containing covenants limiting the freedom of the Company to compete in any line of business or with any Person or entity, except for exclusive arrangements with certain dealers covering limited geographic areas, the terms and conditions of which are consistent with standard industry practice;

             (i) any contract or agreement for the purchase of any fixed asset, whether or not such purchase is in the ordinary course of business;

             (j) any license agreement (as licensor or licensee) other than such as pertains to over-the-counter computer software;

             (k) any indenture, mortgage, promissory note, loan agreement, guaranty or other agreement or commitment for the borrowing of money or any related security agreement;

             (l) any contract or agreement with any officer, director, partner or stockholder of the Sellers or the Company or with any of their respective Affiliates which will survive the Closing; or

             (m) any contract or agreement which (i) is out of the ordinary course of business, (ii) has a term which will expire more than one year from the date of this Agreement or (iii) relates to interests in real property.

             All contracts, agreements, leases, licenses and instruments as well as mortgages, indentures, notes or other instruments or obligations for the payment of money to which the Company is a party or by which the Company is obligated are valid and are in full force and effect and constitute legal, valid and binding obligations of the

Company and the other parties thereto, enforceable in accordance with their respective terms, except where the invalidity or unenforceability thereof would not have a material adverse effect on the Company's business, operations conditions or prospects (financial or otherwise). The Company is not in default in complying with any material provisions thereof, and no condition or event or fact exists which, with notice, lapse of time or both would constitute a default thereunder on the part of the Company. No other party to any of the same is in default in complying with any material provision thereof, and no condition or event or fact exists which, with notice, lapse of time or both would constitute a default thereunder on the part of such other party. No claim of default thereunder has been asserted or, to the best of Sellers' or the Company's knowledge, threatened, and neither the Company nor any other party thereto is seeking the renegotiation of any material term thereof.

                     2.18 Litigation. Schedule 2.18 lists all currently outstanding or pending litigation and governmental or administrative proceedings or investigations to which the Company is a party, including the forum, names of parties and type and amount of relief sought. Except for matters described on
Schedule 2.18, there are no actions, suits, judgments, investigations or proceedings outstanding or pending or, to the best knowledge of the Sellers or the Company, threatened, against or affecting the Company or its assets or properties, at law or at equity or before any federal, state, municipal or other governmental department, commission, court, board, bureau or agency, foreign or domestic, or seeking to enjoin, or seeking changes in connection with, the consummation of the transactions contemplated hereby.

                     2.19 Compliance.

             (a) The Company is in compliance with all applicable statutes, ordinances, orders, rules and regulations promulgated by any federal, state, municipal or other domestic or foreign governmental authority, and all orders, writs, injunctions or decrees of any domestic or foreign court, administrative agency or arbitration tribunal which apply to the conduct of its business, and neither the Company nor the Sellers has received notice of any violation or alleged violation of any such statute, ordinance, order, rule, regulation, writ, injunction or decree which could individually or in the aggregate with others have a material adverse effect on the Company's business, operation, conditions or prospects (financial or otherwise).

             (b)     The Company is not in violation of any term or provision of
(a) its Articles or any resolution of the board of directors or shareholders or
(b) any agreement or instrument to which any of them is a party or by which it is a party or by which its assets are bound, including any existing licenses to conduct business, note, bond, mortgage, indenture, contract, lease, permit, franchise or other instrument.

                     2.20 Insurance. Schedule 2.20 is a complete and correct list (including the name of the carrier, summary description of coverage, premium, deductible and expiration date) of all policies of insurance maintained by the Company. True and correct copies of all such policies have previously been provided to the Buyers by or on behalf of the Company. There is no claim by the Company pending under any such policies. Such policies are in full force and effect, all premiums with respect thereto are currently paid and the Company and the Company's officers, directors, employees and independent contractors are in compliance in all material respects with the terms thereof. Such insurance policies are sufficient for compliance by the Company with all requirements of Applicable Law and all agreements and leases to which it is a party and otherwise are of the types and in amounts customarily carried by Persons conducting business similar to that conducted by the Company. There are no pending nor, to the best of Sellers' or the Company's knowledge, threatened terminations with respect to or increase in the cost of any of such policies and the Company is in compliance in all respects with all terms and conditions contained therein.

                     2.21 Warranty Related Matters. Each service sold or delivered by the Company has been in conformity with all applicable contractual commitments and all express and implied warranties, and the Company has no liability (and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against it giving rise to any liability) for damages in connection therewith. No service sold or delivered by the Company is subject to any guaranty, warranty or other indemnity beyond the applicable standard terms and conditions of sale.

                     2.22 [Intentionally Omitted]

                     2.23 Finder's Fees. No broker or finder has acted for the Sellers or the Company in connection with this Agreement and the transactions contemplated hereby, and no broker or finder is entitled to any brokerage or finder's fee or other commission, whether in cash or as equity or other manner of consideration, in respect thereof based in any way on any agreement, arrangement or understanding made by the Sellers or the Company, all of the fees and expenses of which shall be the responsibility of the Sellers.

                     2.24 Permits; Burdensome Agreements. Schedule 2.24 lists all of the permits, registrations, licenses, franchises, certifications and other approvals (including, without limitation, Environmental Permits) (collectively, the "Approvals") from federal, state, local or other domestic or foreign authorities with respect to the conduct of the Company's business. The Company has obtained all Approvals necessary for the conduct of its business as presently conducted, all such Approvals are valid and in full force and effect, none of such Approvals is subject to termination by its terms as a result of the execution of this Agreement by the Sellers or the Company or the consummation of the transactions contemplated hereby, no such Approval has been withdrawn or to the knowledge of the Sellers is likely to be suspended, cancelled or modifies subsequent to the Closing, and no further Approvals will be required in order to continue to conduct the business currently conducted by the Company subsequent to the Closing. The Company is not subject to or bound by any agreement, judgment, decree or order which may materially and adversely affect its properties, assets, prospects, financial condition or business.

                     2.25 Corporate Records. The corporate record books of the Company made available to the Buyers completely and accurately record all material corporate action taken by the stockholders and board of directors and officers thereof. The copies of the corporate records of the Company, as delivered or furnished by the Company to the Buyers, are true and complete copies of the originals of such documents. The Book of Registered Shares, the Book of Transfer of Shares and other similar records of the Company, accurately reflect all record transfers and any rights or contracts related to or involving any shares of common stock of the Company, prior to the Closing. None of the books and records of the Company are recorded, stored, maintained, operated or otherwise wholly or partially dependent upon or held by any means (including any electronic, mechanical or photographic process, whether computerized or not), which (including all means of access thereto and therefrom) are not under the exclusive ownership of or authorized use by, and direct control of, the Company or its agents.

                     2.26 No Severance or Other Arrangements. The Company is not a party to, and has no liabilities in respect of, any deferred payment or severance arrangements with any current or former officers, directors or trustees of the Company or of the Sellers (where applicable) or any employee, or beneficiary of any such Person or any of their respective Affiliates.

                     2.27 Employee Benefit Plans. All pension, welfare, fringe and other employee benefit or compensation plans, arrangements, policies, contracts and commitments for the benefit of any current or former employee, director, stockholder, independent contractor or agent of the Company, whether formal or informal, written or oral, including, without limitation, all "employee benefit plans" (collectively, the "Plans"), maintained by the Company, or to which the Company is obligated to contribute or may otherwise have any liability, are listed in Schedule 2.27 and are payable on the terms described in such Plans. All such Plans (a) have been maintained, funded and administered in compliance in all material respects with their terms, Applicable Law; and (b) no suit, action, or other litigation has been brought against or with respect to any Plan listed on Schedule 2.27. All contributions to and payments under the Plans that are required to be made in respect of periods ending on or prior to the Closing Date have either been made in accordance with the terms of such Plans or are accrued on the Financial Statements. With respect to each Plan, the Company has delivered to the Buyers true and complete copies of all plan documents, amendments and other instruments, all funding instruments, material employee communications, governmental determinations and rulings and audited financial statements.

                     2.28 Employees; Labor Matters. Schedule 2.28 sets forth all the labor agreements to which the Company is a party. The Company is not delinquent in payments to any of its employees for any wages, salaries, commissions, bonuses, severance, termination pay or other direct compensation for any services performed for it to the date hereof or amounts required to be reimbursed to such employees. The Company has no policy, practice, plan or program of paying severance pay or any form of severance compensation in connection with the termination of employment, and the consummation of the transactions contemplated by this Agreement will not (either alone or together with any other acts or events) result in any payment, benefit or other right becoming due from the Company to any current or former employee, director, stockholder, independent contractor or agent of the Company, nor accelerate the timing or vesting of any such payment, benefit or right, nor otherwise increase the amount of compensation due to any such Person. As a direct or indirect result of the consummation of the transactions contemplated hereby, neither the Company nor the Buyers will be obligated to make a payment to any such Person. The Company is in compliance with all Applicable Law and regulations respecting labor, employment, labor and union relations, fair employment practices, safety and health, terms and conditions of employment, and wages and hours. No charges of employment discrimination or unfair labor practices have been brought against the Company, nor are there any strikes, slowdowns, stoppages of work, union organization activities or any other concerted interference with normal operations existing, pending, or, to Sellers' best knowledge, threatened against or involving, the Company. There are no grievances, complaints or charges that have been filed against the Company by its current or former employees. No collective bargaining or other union agreements are in effect for employees of the Company or are currently being or are about to be negotiated by the Company. Neither the Sellers nor the Company has any knowledge of any pending or threatened changes with respect to (including, without limitation, any resignation of) the senior management or key supervisory personnel of the Company.

                     2.29 Customers and Distributors. No customer, representative or distributor (whether pursuant to a commission, royalty or other arrangement) accounted for more than five percent (5%) of the sales or services of the Company since the date of incorporation of the Company (collectively, the "Customers and Distributors"). Since the date of the Financial Statements, no Customer or Distributor, as the case may be, has ceased or reduced by more than ten percent (10%) its purchases from the Company or given notice of an intention to cease or so reduce such purchases, other than such reductions as are normal due to the seasonal nature of the Company's business. To the knowledge of the Sellers, the consummation of the transactions contemplated by this Agreement will not adversely affect any of such relationships of the Company with the Customers and Distributors.

                     2.30 Environmental Matters.

             (a) There are no Environmental Permits necessary. The Company has obtained all, if any, Environmental Permits with respect to its business and complies and at all times has complied with all, if any, Environmental Laws applicable to its business and to any facilities, improvements or any activities thereon, including the treatment, remediation, removal, transport, storage and/or disposal of any Hazardous Material. The Company has not received any notice from any Governmental Authority revoking, canceling, materially modifying or refusing to renew any Environmental Permit or providing written notice of violations under any applicable Environmental Laws.

             (b) There has been no Release in reportable quantities of any Hazardous Material on, in, at or under any of the buildings and property owned, leased or used by the Company.

             (c) The Company: (i) is not subject to any investigation, or any judicial or administrative proceeding, notice, order, judgment, decree or settlement with respect to any Environmental Law in connection with its business; (ii) has not received notice or is otherwise aware of any notice of an Environmental Claim in connection with its business, or any business or properties owned by the Company or any of its predecessors or former subsidiaries or Affiliates; and (iii) is not subject to any writ, injunction, decree, order or judgment outstanding, or any lawsuit, claim, proceeding, citation, directive, summons or investigation relating to the compliance of the Company with Environmental Law or the condition, ownership, use, maintenance or operation of its business or the suspected presence of Hazardous Materials thereon or therefrom, nor does there exist any basis for such lawsuit, claim, proceeding, citation, directive, summons or investigation being instituted or filed.

             (d) Hazardous Materials have not been transported, generated, treated, used, stored or disposed of from, at, on or under any properties owned or operated by the Company or any of its predecessors or former subsidiaries or Affiliates, in violation of, or in any manner or to any location that could give rise to liability to the Company under, any Environmental Law.

                     2.31 Bank and Brokerage Accounts; Securities. Schedule 2.31 sets forth (a) a true and complete list of the names and locations of all banks, trust companies, securities, brokers and other financial institutions at which the Company has an account or safe deposit box or maintains a banking, custodial, trading or other similar relationship, (b) a true and complete list and description of each such account, box and relationship, indicating in each case the account number and the names of the respective officers, employees, agents or other similar representatives of the Company having signatory power with respect thereto, and (c) a list of all securities, time certificates and other investments in securities owned by the Company, the name of the registered holder thereof, the location of the certificates therefor, the maturity date, if any, and any stock powers or other authority for transfer granted with respect thereto.

                     2.32 No Powers of Attorney. Except as set forth in
Schedule 2.32, neither the Company nor any of the Sellers has any power of attorney or comparable delegations of authority outstanding.

                     2.33 Disputed Accounts Payable. Except as reflected on
Schedule 2.33, there are no unpaid invoices or bills representing amounts alleged to be owed by the Company, or alleged obligations of the Company, which the Company has disputed or determined to dispute or refused to pay.

                     2.34 Accuracy of Statements. No representation or warranty made by the Sellers or the Company in this Agreement or in any Schedule, written statement or certificate furnished to the Buyers, its Affiliates or its agents in connection with the transactions contemplated by this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not false or misleading. Any representation or warranty stated to be "to the best of the Sellers' knowledge" (or otherwise making reference to the Sellers' or the Company's knowledge) shall represent Sellers' or the Company's good faith belief after reasonable inquiry as to the facts stated therein.

                     2.35 No Illegal or Improper Transactions. The Company has not, nor has any director, officer or shareholder of the Company, (a) taken any action in violation of any anti-bribery, or anti-corruption or criminal laws of Brazil or of any other jurisdiction to which the Company is subject, (b) paid, offered or promised to pay, or authorized the payment, directly or indirectly through any other Person or firm, of any monies or anything of value to (i) any Person or firm employed by or acting for or on behalf of any Person, whether private or governmental, or (ii) any government official or employee or any political party or candidate for political office, for the purpose of illegally or improperly inducing or rewarding any action by any official favorable to the Company or any other Person in connection with the business of the Company, or
(c) taken any other act that, if taken by a Person subject to United States Applicable Law, would be reasonably likely to violate the Foreign Corrupt Practices Act.

                     2.36 Availability and Transfer of Foreign Currency. Upon issuance by the Brazilian Central Bank of the certificates of registration regarding the investment of the Buyers contemplated in this Agreement, all requisite foreign exchange control approvals and other authorizations, if any, by any Governmental Authority shall have been validly obtained and are in full force and effect to assure the ability of the Company to make any and all payments necessary to (a) the Buyers (as shareholders of the Company), including without limitation, the payment of dividends, or (b) any other party in order to conduct its business.

SECTION 3. COVENANTS OF THE SELLERS AND THE COMPANY

                     3.1 Making of Covenants and Agreements. The Company and the Sellers warrant, covenant and agree as set forth in this Section 3.

                     3.2 Conduct of Business. Between the date of this Agreement and the Closing Date, the Sellers will cause the Company to do and the Company will do the following, unless the Buyers shall otherwise consent in writing, which consent may be withheld by the Buyers in its sole and absolute discretion:

             (a) conduct its business only in the ordinary course consistent with prior business practices and refrain from changing or introducing any method of management or operations except in the ordinary course of business and on a basis consistent with prudent business practices, including, without limitation, maintaining its assets in good working order and condition, ordinary wear and tear excepted;

             (b) refrain from making any purchase, sale or disposition of any asset or property used or held for use in the conduct of the Company's business, other than inventory in the ordinary course of business consistent with prudent business practices, and from selling any capital asset costing more than $10,000.00 or making any capital expenditures in an aggregate amount in excess of $10,000.00, provided that all such expenditures be directly related to the operations of the Company, or create or incur any Lien on any of the Company's assets used or held for use in the conduct of its business or enter into any contract that if entered into prior to the date hereof would be required to be listed on Schedule 2.17-1;

             (c) refrain from entering into, amending or modifying in any material respect, terminate (partially or completely), granting any waiver under or giving any consent with respect to any contract set forth on Schedule 2.17-1 or any material license used in connection with the Company's business;

             (d) refrain from engaging in any transaction with respect to its business with any officer, director or Affiliate of the Company, either outside the ordinary course of business or other than on arm's length basis;

             (e) refrain from incurring or modifying any Indebtedness, except in the ordinary course of business on a basis consistent with prudent business practices;

             (f) refrain from (i) making any change or obligating itself to make any change in its Articles, or in its authorized or issued capital stock, or (ii) acquiring any securities issued by any other business organization other than short-term investments in the ordinary course of business; provided that the Company may amend its Articles in the form attached hereto as Exhibit 7.1(a)(iv);

             (g) refrain from issuing, granting, awarding, selling, pledging, disposing of or encumbering or authorizing the issuance, grant, award, sale, pledge, disposition or encumbrance of any shares of, or securities convertible or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of capital stock of any class of the Company or entering into any agreement or commitment with respect to any of the foregoing;

             (h) refrain from declaring, setting aside or paying any dividend or other distribution on the Shares or redeeming, repurchasing or otherwise acquiring any of the Shares or otherwise disburse or remit any amount to or for the benefit of the Sellers or any of its Affiliates;

             (i) refrain from making any change in the compensation payable or to become payable to any of its officers, employees, independent contractors or agents, or granting any severance or termination pay to, or entering into, amending or terminating any employment, severance or other agreement or arrangement with, any director, officer, employee or independent contractor of the Company other than in the ordinary course of business;

             (j) refrain from establishing, adopting or entering into or amending any collective bargaining, bonus, incentive, deferred compensation, profit sharing, stock option or purchase, insurance, pension, retirement or other employee benefit plan;

             (k) refrain from (1) making any loan to, or (2) reimbursing any expense (other than Ordinary Expenses) of, or (3) engaging in any other transaction outside of the ordinary course with, any employee of the Company, or any of its Affiliates;

             (l) use its best efforts to prevent any change with respect to its management and supervisory personnel or banking arrangements;

             (m) keep intact its business organization and preserve the goodwill of and business relationships with all material suppliers, customers and others having business relations with it;

             (n) pay all accounts payable, regardless of when incurred, in the ordinary course of business;

             (o) refrain from paying, discharging or satisfying any material claims, liabilities or obligations other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities or obligations reflected in the Financial Statements or incurred in the ordinary course of business since the date of the Financial Statements;

             (p) refrain from writing down the value of any inventory or writing off as uncollectible any material note, lease or account receivable other than in the ordinary course of business or as required by generally accepted accounting principles under any Applicable Law;

             (q) refrain from licensing, disposing of or permitting to lapse any rights to the use of any patent, patent applications, trademarks, trade names or commercial names, or disclosing to any Person any material Proprietary Right not theretofore a matter of public knowledge;

             (r) have in effect and maintain at all times all insurance of the kind, in the amount and with the insurers set forth on Schedule 2.20 or equivalent insurance;

             (s) refrain from changing accounting policies or procedures (including, without limitation, procedures with respect to the payment or forgiveness of accounts payable and collection of accounts receivable) or from making any Tax election;

             (t) except to the extent required by Applicable Law, (A) cause its business books and records to be maintained in the usual, regular and ordinary manner consistent with past practice, and (B) not permit any material change in any pricing, investment, accounting, financial reporting, inventory, credit, allowance or tax practice or policy of the Company that would adversely affect their respective businesses;

             (u) comply, in all material respects, with all Applicable Law applicable to its business and promptly following receipt thereof to give the Buyers copies of any notice received from any Governmental Authority or other Person alleging any violation of any such Applicable Law;

             (v) refrain from purchasing any capital stock, partnership interest or other equity security, or warrants or option therefor, of any other business enterprise, or entering into any joint venture or similar business arrangement, or make any capital investment in any other Person;

             (w) refrain from entering into any executory agreement, commitment or undertaking to do any of the activities prohibited by the foregoing provisions;

             (x) permit the Buyers and their authorized representatives (including, without limitation, Buyers' attorneys, accountants, lenders, investment bankers, and pension and environmental consultants) to have full access during normal business hours and under reasonable circumstances to all of its properties, assets, books, records, business files, executive personnel, Tax Returns (including those filed and those in preparation and any tax related agreements), contracts and documents, to permit Buyers and their authorized representatives to make copies of any of the foregoing and furnish to Buyers and their authorized representatives such financial and other information with respect to its business or properties as Buyers may from time to time reasonably request; provided, however, that such access shall be conducted in a fashion that is reasonably intended to minimize disruption of the operations of the Company and mutually agreeable to the Sellers and the Buyers;

             (y) refrain from granting any powers of attorney or comparable delegations of authority;

             (z) refrain from taking any action that would constitute (whether with notice and/or the passage of time), or fail to take any action that would prevent, a breach of or a default under any agreement, contract or understanding to which the Company is a party;

             (aa) notify the Buyers in writing of any action, event, condition or circumstance, or group of actions, events, conditions or circumstances, relating to the Company that is out of the ordinary course of its business or that results in, or threatens to result in, a material adverse effect on the Company, or of the commencement of any proceedings seeking to enjoin or rescind the transactions contemplated hereby or to which the Company is a party or involving the Company's assets, such notification to be made promptly upon the Sellers' or the Company's gaining knowledge of such proceeding, threat, event, action, condition or circumstance, or group thereof; and

             (bb) notify Buyers in writing of any transaction, liability or obligations involving the Company, the Sellers or any of their respective Affiliates, on one hand, and the Company, the Sellers or any of their respective Affiliates, on the other hand.

                     3.3 Consents and Approvals. Sellers shall use, and cause the Company to perform and fulfill all conditions and obligations on their parts to be performed and fulfilled hereunder and to obtain or cause to be obtained prior to the Closing Date all necessary consents and approvals to the performance of Sellers' obligations under this Agreement and to effect all preconditions to the Closing provided hereunder, including, without limitation, the consummation of the Restructuring Transactions and to obtain or cause to be obtained such other authorizations, waivers, consents and permits (including, without limitation, Environmental Permits) as may be necessary to transfer to Buyers, and/or to retain in full force and effect subsequent to the Closing Date for the benefit of the Company, all permits (including, without limitation, Environmental Permits), licenses, contracts, agreements, insurance policies and franchises applicable to the business of the Company.

                     3.4 Breach of Representations and Warranties. Promptly upon the occurrence of, or promptly upon the Company's or the Sellers' becoming aware of the impending or threatened occurrence of, any event which would constitute a breach, or would have caused or constituted a breach had such event occurred or been known prior to the date hereof, of any of the representations and warranties or covenants of the Company or the Sellers contained in or referred to in this Agreement or in any Schedule, the Company or the Sellers, as applicable, shall give detailed written notice thereof to the Buyers.

                     3.5 No Sales of Capital Stock. Between the date of this Agreement and the Closing, neither the Company nor the Sellers shall sell, exchange, deliver, assign, pledge, encumber, bequeath, gift or otherwise transfer or dispose of or encumber any shares of capital stock of the Company owned beneficially or of record by the Company or the Sellers, except for any transfer or other disposition by operation of law and except in connection with the Transaction Documents, nor grant any right of any kind to acquire, dispose of, vote or otherwise control in any manner such shares of capital stock of the Company (other than in connection with the Transaction Documents); provided, however, that anything herein to the contrary notwithstanding, any transferee, executor, administrator, heir, legal representative, successor or assign of the Sellers (or other Person to which capital stock of the Company is issued or transferred) shall be bound by this Agreement.

                     3.6 Consummation of Agreement; Cooperation. The Sellers shall cause the Company, in addition to the performance and fulfillment of all covenants, agreements, conditions and obligations to be performed and fulfilled under this Agreement, to the end that the transactions contemplated by this Agreement shall be fully carried out as soon as practicable after the date hereof, subject to and in accordance with the terms and conditions hereof.

                     3.7 Notice and Cure. Until the Closing Date the Sellers will notify the Buyers in writing of, and as promptly as practical will provide the Buyers with true and complete copies of any and all material information or documents relating to, and will use reasonable best efforts to cure before the Closing, any action, event, transaction or circumstance, as soon as practicable after it becomes known to the Company or the Sellers, occurring after the date of this Agreement that constitutes a breach of any covenant or agreement, or causes to be breached any covenant or agreement of the Company or the Sellers under this Agreement or that renders untrue any representation of the Sellers or the Company contained in this Agreement as if the same were made on or as of the date of such action, event, transaction or circumstance, whether occurring or arising before, on or after the date of this Agreement. No notice given pursuant to this Section 3.7 shall have any effect on the representations, covenants or agreements contained in this Agreement for purposes of determining the satisfaction of any condition contained herein or shall in any way limit the rights of the Buyers' Indemnitees to seek indemnity under this Agreement.

                    3.8 Payment of Taxes. All transfer, gains, documentary, stamp, sales, use, registration and other such Taxes (including, but not limited to, all applicable stock transfer Taxes), any penalties, interest and additions to Tax and fees incurred in connection with this Agreement and the transactions contemplated hereby, including the Restructuring Transactions, shall be paid by the Sellers. Each party to this Agreement shall cooperate in the timely making of all filings, returns, reports and forms as may be required in connection therewith.

                     3.9 Notification to CADE. The Sellers shall execute such documents and take such other action as necessary or reasonably requested by the Buyers in order to timely submit the notification to CADE in accordance with Brazilian Applicable Law.

                     3.10 Agent for Service of Process. Each of the Sellers and the Company shall, within five (5) days after the date hereof irrevocably appoint National Registered Agents, Inc., with offices located at 440 9th Avenue, 5th floor, New York, NY 10001 as its agent for service of process in the State of New York with respect to any dispute arising out of this Agreement and all other Transaction Documents governed by New York law which appointment shall be evidenced in a form reasonably satisfactory to the Buyers.

SECTION 4.     REPRESENTATIONS AND WARRANTIES OF THE BUYERs.

                     4.1 Making of Representations and Warranties. In order to induce the Sellers to enter into this Agreement and consummate the transactions contemplated hereby, the Buyers jointly and severally hereby make to each of the Sellers the representations and warranties contained in this Section 4, as of the date hereof and as of the Closing Date.

                     4.2 Organization of the Buyers.

             (a) Net2phone is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with full corporate power and authority to conduct its business in the manner and in the places where such business is conducted.

             (b) Latin Investments is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware with full corporate power and authority to conduct its business in the manner and in the places where such business is conducted.

             (c) Each of the Buyers' respective articles of organization and by-laws or limited liability company agreement, as applicable, each as amended to date and true and correct copies of which, certified by an officer of each of the Buyers, have been heretofore delivered to the Sellers' counsel, are fully effective, complete and correct.

             (d) The Buyers are duly licensed and qualified to do business and in good standing in each jurisdiction in which the operation of their business makes such licensing or qualification to do business necessary and the failure to qualify to do business would have a material adverse effect on Buyers.

             (e) The execution, delivery and performance by the Buyers of this Agreement, and each other agreement, document and instrument contemplated by this Agreement and the consummation of the transactions contemplated hereby, do not and will not result in a breach of, constitute a default under (or event which, with notice or lapse of time or both, would constitute a default under), conflict with, violate, accelerate any obligation under or give rise to a right of termination or cancellation of any agreement to which any of the Buyers is a party.

                     4.3 Authority. All necessary corporate and limited liability company action, as applicable, has been taken by the Buyers to authorize the execution, delivery and performance of this Agreement and each agreement, document and instrument to be executed and delivered by the Buyers pursuant to this Agreement. This Agreement and each other agreement, document and instrument to be executed and delivered by the Buyers pursuant to this Agreement (to the extent it contains obligations to be performed by the Buyers) constitutes, or when executed and delivered will constitute, valid and binding obligations of the Buyers enforceable in accordance with their respective terms. The execution, delivery and performance by the Buyers of this Agreement and each such agreement, document and instrument:

             (a) do not and will not violate any provisions of the articles of organization, the by-laws or the limited liability company agreement, as applicable, or other constitutive document of the Buyers;

             (b) do not and will not violate any United States laws or laws of the jurisdiction of incorporation of the Buyers or of any jurisdiction in which any of the Buyers engages in business, or require any of the Buyers to obtain any approval, consent or waiver of, or to make any filing with, any Person or entity that has not been obtained or made, except as contemplated by
Section 5.2; and

             (c) do not and will not result in a breach of, constitute a default under, accelerate any obligation under or give rise to a right of termination of any indenture or loan or credit agreement or any other agreement, contract, instrument, mortgage, lien, order, writ, judgment, injunction, decree, determination or arbitration award to which any of the Buyers are party or by which the property of any of the Buyers is bound or affected except where such breach, default, acceleration or right of termination would not have a material adverse effect on the properties, assets, business, condition (financial or other) or prospects of any of the Buyers, or result in the creation or imposition of any mortgage, pledge, lien, security interest or other charge or encumbrance on any property or asset owned by any of the Buyers.

                     4.4 Finder's Fees. Except as previously disclosed to the Sellers, the Buyers have not incurred or become liable for any broker's commission or finder's fee relating to or in connection with this Agreement or the transactions contemplated hereby.

                     4.5 Accuracy of Statements. No representation or warranty made by the Buyers in this Agreement or any written statement or certificate furnished to the Sellers, its Affiliates or its agents in connection with the transaction contemplated by this Agreement contains or will contain any untrue statement of a material fact necessary to make the statements contained herein or therein not false or misleading.

SECTION 5.     COVENANTS OF THE BUYERS.

                     5.1 Making of Covenants and Agreements. The Buyers make the covenants and agreements set forth in this Section 5.

                     5.2 Consents and Approvals. The Buyers will use their commercially reasonable efforts to cause all conditions to the obligations of the parties hereunder to be satisfied and will use its commercially reasonable efforts to obtain all necessary consents and approvals to the performance of its obligations under this Agreement and the transactions contemplated hereby. The Buyers shall promptly inform the Sellers of any inquiries or communications from any governmental agencies and provide copies of any written communication relating thereto.

                     5.3 Breach of Representations and Warranties. Promptly upon the occurrence of, or promptly upon the Buyers' becoming aware of the impending or threatened occurrence of, any event which would constitute a breach, or would have caused or constituted a breach had such event occurred or been known prior to the date hereof, of any of the representations and warranties or covenants of the Buyers contained in or referred to in this Agreement, the Buyers shall give detailed written notice thereof to the Sellers.

                     5.4 Consummation of Agreement; Cooperation. Each Buyer shall use its best efforts, in addition to the performance and fulfillment of all covenants, agreements, conditions and obligations to be performed and fulfilled by each Buyer under this Agreement, to the end that the transactions contemplated by this Agreement shall be fully carried out as soon as practicable after the date hereof, subject to and in accordance with, and without limitation of, the terms and conditions of this Agreement; provided, however, that nothing in this Section 5.4 shall constitute a waiver of (or otherwise be construed to require the Buyers to waive) any condition to the obligations of the Buyers or other rights of the Buyers provided in this Agreement or the other instruments or agreements executed in connection with the transactions contemplated hereby.

SECTION 6.     [INTENTIONALLY OMITTED]

SECTION 7.     CONDITIONS PRECEDENT.

                     7.1 Conditions to the Obligations of the Buyers.

             (a) Conditions to the Execution and Delivery of this Agreement. The obligation of the Buyers to execute and deliver this Agreement are subject to the fulfillment, prior to or at the date hereof, of the following conditions (any one or more of which may be waived in whole or in part in writing by the Buyers):

             (i) Shareholders Agreement. The Company and the Sellers shall have executed and delivered the Shareholders Agreement, in the form attached hereto as Exhibit 7.1(a)(i), and such Shareholders Agreement is a legal, valid, binding and enforceable obligation of the parties thereto in accordance with its terms.

             (ii) Registration Rights Agreement. The Company and the Sellers shall have executed and delivered the Registration Rights Agreement, in the form attached hereto as Exhibit 7.1(a)(ii), and such Registration Rights Agreement is a legal, valid, binding and enforceable obligation of the parties thereto in accordance with its terms.

             (iii)   [Intentionally Omitted]

             (iv) Articles of the Company. The shareholders shall have executed an amendment to the Articles of the Company in the form attached hereto as Exhibit 7.1(a)(iv).

             (v) Call Option. The Sellers shall have granted to Net2phone the Call Option, in the form attached hereto as Exhibit 7.1(a)(v) and such Call Option is a legal, valid and binding obligation of the parties thereto in accordance with its terms. Such Call Option shall be registered in the corporate books of the Company.

             (vi) Employment Agreements ("Termo de Compromiso"). The Company shall have executed and delivered an employment agreement ("Termo de Compromiso") with each of Sergio Skarbnik, Alexandre Flit, Daniel Eduardo Goldshmidt, each agreement substantially in the form attached hereto as Exhibit 7.1(a)(vi), and each employment agreement is a legal, valid, binding and enforceable obligation of the parties thereto.

             (vii) Opinions of Counsel. The Buyers shall have received opinions from Brazilian and New York counsel to the Company and the Sellers and Brazilian counsel to the Buyers, as well as, legal opinions covering such matters incident to such transactions as the Buyers may reasonably request, each addressed to the Buyers, dated the date hereof, and otherwise satisfactory in form and substance to the Buyers.

             (viii)  [Intentionally Omitted]

             (ix) Corporate Proceedings. The Buyers shall have received resolutions, satisfactory to the Buyers and their counsel, if applicable, of the shareholders of the Company authorizing them to enter into this Agreement and the agreements contemplated hereby, including, without limitation, the increase in the capital stock of the Company contemplated herein and shall otherwise have received evidence in form and substance satisfactory to them that all the requirements of Brazilian Corporations Law in connection with the issuance of capital stock of the Company or the other transactions contemplated hereunder have been satisfied. The Buyers shall have received a true, complete and correct copy, or resolutions reasonably satisfactory in form and substance to the Buyers, duly and validly adopted by the shareholders of the Company, approving: the transactions contemplated under this Agreement and the agreements contemplated hereby, including, without limitation, the fixing of the size of the Board of Directors of the Company to five directors. No legal impediment to the consummation of the transactions contemplated by this Agreement shall have arisen in the reasonable judgment of the Buyers.

             (x) No Litigation. No litigation or proceeding shall have been instituted or, to the Company's or any parties' best knowledge, threatened, after the date of this Agreement by any governmental agency or other Person or entity seeking to restrain or prohibit the performance of, or to obtain damages or other relief in conjunction with, this Agreement or any of the transactions contemplated hereby, or that otherwise pertains to or is likely to affect the Company or its business and that (i) has a reasonable possibility of success on the merits or (ii) if decided in favor of the Person who instituted the same, could reasonably be expected to have a material adverse effect on the Company or the Buyers, or (iii) the defense of which could reasonably be expected to have a material adverse effect on the Company or the Buyers and the Buyers shall have received a certificate of the Company to the effect thereof.

             (xi) No Material Adverse Change. There shall have been no material adverse change in the condition, assets, operations, Taxes or prospects (financial or otherwise) of the Company or its business or assets since June 30, 2000 or any change in the laws of Brazil which the Buyers in their reasonable discretion determine would likely be adverse to the business, operations or prospects of the Company, including, without limitation, any currency devaluation or foreign exchange restriction or other governmental actions limiting repatriation of capital or any material change in the governmental or political climate of Brazil and the Buyers shall have received a certificate of the Company to the effect thereof.

             (xii)   [Intentionally Omitted]

             (xiii)  [Intentionally Omitted]

             (xiv) Expenses. Payment of expenses shall have been made pursuant to Section 9.2.

             (xv) Incumbency Certificate. The Sellers (where applicable) and the Company shall each have delivered to the Buyers an officer's certificate in form and substance acceptable to the Buyers, dated the Closing Date, certifying to the incumbency of the signature hereof on behalf of the Sellers and the Company.

             (xvi)   [Intentionally Omitted]

             (xvii) Company's Shareholders Meeting. Each of the Sellers shall be present at a duly called, if applicable, shareholders' meeting of the Company in which they shall approve, subject to no conditions, the issuance of new Shares contemplated in Section 1.2 and the capitalization of the Notes contemplated in Section 1.3 hereof, among other matters.

             (xviii) Termination of Memorandum of Understanding. The Memorandum of Understanding dated October 16, 1999 among Helio Seibel, Jacob Magid, Roberto Graziano, Fausto Penna Moreira Filho, Alexandre Flit, Daniel Eduardo Goldshmidt, Daniel Tibor Fuchs, Fernando Blay and Sergio Isaak Skarbnik shall have been terminated.

             (xix) Ratification of Minutes of the Company. Pursuant to a shareholders meeting, the shareholders of Alonet shall have expressly ratified the minutes of the shareholders' meeting of the Company held on May 23, 2000 and shall expressly clarify that, pursuant to such minutes, the shareholders had approved the issuance of one share of common stock of the Company, the subscription of such share by VOIP Investment and the capitalization of residual amounts resulting from remittances made by VOIP Investment as payment for such share.

             (xx) Representations; Warranties; Covenants. Each of the representations and warranties of the Company and the Sellers contained in this Agreement shall be true and correct as of the date hereof. The Company and the Sellers shall also have delivered to the Buyers a certificate dated the date hereof certifying that all of the Company's and the Sellers' representations and warranties are true and correct on and as of the date hereof, and that all agreements, covenants and conditions hereunder which by the terms hereof are to be performed by the Company or the Sellers on the date hereof have been performed and satisfied.

             (b) Conditions to Closing. The obligation of the Buyers to consummate this Agreement and the transactions contemplated hereby are subject to the fulfillment, prior to or at the Closing, of the following conditions (any one or more of which may be waived in whole or in part in writing by the Buyers):

             (i) Representations; Warranties; Covenants. Each of the representations and warranties of the Company and the Sellers contained in this Agreement shall be true and correct on and as of the date hereof and the Closing Date, with the same effect as though made on and as of the Closing Date; the Company and the Sellers shall, on or before the Closing Date, have performed and satisfied all agreements, covenants and conditions hereunder which by the terms hereof are to be performed and satisfied by the Company or the Sellers on or before the Closing Date. The Company and the Sellers shall also have delivered to the Buyers a certificate dated the Closing Date certifying that all of the Company's and the Sellers' representations and warranties are true and correct on and as of the Closing Date, with the same effect as if made on and as of the Closing Date, and that all agreements, covenants and conditions hereunder which by the terms hereof are to be performed by the Company or the Sellers on or before the Closing Date have been performed and satisfied.

             (ii) No Injunction. None of Sellers, the Company or the Buyers shall be subject to any rule, regulation, order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of the transactions contemplated by this Agreement and the Buyers shall have received a certificate of the Company to the effect thereof.

             (iii) Capitalization of the Notes. The capitalization of the Notes contemplated in Section 1.3 hereof shall have been effected and all approvals necessary in connection therewith shall have been obtained and shall be in full force and effect and non appealable and all Taxes arising from such capitalization shall have been paid by the Sellers.

             (iv)    Real Estate Matters:

             (1) BS Consultoria shall have assigned its rights and obligations under the Lease Agreement dated November 1, 1999 (the "BS Consultoria Lease") between Administradora e Imobiliaria Imperio S/C Ltda., as lessor, and BS Consultoria, as Lessee (Sao Paulo) to the Company pursuant to documentation in form and substance satisfactory to the Buyers.

             (2) The Lease Agreement dated January 1, 2000 between Companhia de Emprendimentos e Participacoes and the Company shall have been amended to provide that the Company shall be the only entity occupying the leased premises.

             (3) The Company shall have provided the Buyers with an executed copy of the Lease Agreement dated June 1, 2000 between the Company and Brunela Pires Dalla Bernardina (Vitoria), which agreement shall be in form and substance satisfactory to the Buyers.

             (v) Sale of Rights of Use of an Internet Provider. Datasoft shall have assigned its rights and obligations under that certain Agreement dated December 29, 1999 between Datasoft and Embratel to the Company, and Embratel shall have consented in writing to such assignment or alternatively, such agreement shall have been terminated.

             (vi) Sales Representatives. Alonet shall have employed all of its current sales representatives who were formerly employees as employees of the Company.

             (vii) Distribution Agreement. The Company and Net2phone shall have executed and delivered a Distribution Agreement in form and substance satisfactory to the parties and such Distribution Agreement is a legal, valid, binding and enforceable obligation of the Company.

             (viii) Legal opinions. The Buyers shall have received opinions from (a) Brazilian counsel to Buyers, (b) Brazilian counsel to the Sellers, (c) British Virgin Islands counsel to Titan Investment, and (d) English counsel to VOIP Investment, in each case in form and substance satisfactory to the Buyers.

             (ix) Approvals and Consents. The notification to CADE of the subscription and acquisition of Shares contemplated hereunder in accordance with Brazilian Applicable Law shall have been filed.

             (x) Board of Directors. Three directors appointed by the Buyers pursuant to the Shareholders Agreement shall have been elected to the board of directors of the Company.

             (xi) Execution of Subscription Bulletin ("Boletim de Subscricao"). The Subscription Bulletin in the form of Exhibit 7.1(b)(xi) shall have been executed and delivered by the Company.

             (xii) Ratification of Shareholders Agreement. The Shareholder Agreements shall have been ratified by each Shareholder(as defined in the Shareholders Agreement) of the Company at Closing.

             (xiii) Appointment of Registered Agent. Each Person who becomes a Seller to this Agreement pursuant to Section 11.4 hereof shall have irrevocably appointed National Registered Agents, Inc., with offices located at 440 Fifth Avenue, 5th floor, New York, NY 10010 as its agent for service of process in the State of New York with respect to any dispute arising out of this Agreement which appointment shall be evidenced in a form reasonably satisfactory to the Buyers.

             (xiv) Translations into Portuguese. The Shareholders Agreement and the Pledge Agreement (as defined in the Loan Agreement) shall have been translated into Portuguese in a form reasonably satisfactory to the Buyers by a sworn translator.

             (xv) Accounting Records of the CompanyWith Respect to Equipment. The Company's balance sheet dated June 30, 2000 shall have been amended in a manner acceptable to the Buyers to provide for (i) the accounting of the equipment listed in Schedule 7.1(b)(xv) as a permanent asset, and (ii) the accounting of the credit that the Company has against Acetal Investments Corp, which will be offset against payment of the purchase price of said equipment.

             (xvi) Financial Statements. The Buyers shall have received the most recent unaudited monthly financial statements of the Company.

             (xvii) Appointment of Auditors. The Company shall have appointed as its auditors, with the consent of the Buyers, a firm of independent public accountants of international standing.

                     7.2 Conditions to the Obligations of the Company and the Sellers. The obligations of the Company and the Sellers to execute this Agreement are subject to the fulfillment of the following conditions (any one or more of which may be waived in whole or in part by the Sellers):

             (a) Representations; Warranties; Covenants. Each of the representations and warranties of the Buyers contained in this Agreement shall be true and correct on and as of the date hereof. The Buyers shall also have delivered to the Sellers a certificate dated as of the date hereof certifying that all of the Buyers' representations and warranties are true and correct as of the date hereof, and that all agreements and conditions hereunder which by the terms hereof are to be performed by the Buyers on the date hereof have been performed and satisfied.

             (b) Shareholders Agreement. The Buyers shall have executed and delivered the Shareholders Agreement, in the form attached hereto as Exhibit 7.1(a)(i), and such Shareholders Agreement is a legal, valid, binding and enforceable obligation of the parties thereto in accordance with its terms.

             (c) Corporate Proceedings. The Sellers shall have received true, complete and correct copies of resolutions, reasonably satisfactory to the Sellers and its counsel, of the board of directors or the members of each of the Buyers, as applicable, authorizing them to enter into this Agreement and the agreements contemplated hereby and to perform the obligations contemplated hereunder and thereunder.

SECTION 8.     TERMINATION OF AGREEMENT.

                     8.1 Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time, but not later than the Closing Date:

             (a)     by mutual written consent of the Sellers and the Buyers;

             (b) by the Sellers, upon written notice to the Buyers, upon a material breach of any covenant of the Buyers contained in this Agreement, provided that such breach is not capable of being cured or has not been cured within ten (10) days after the giving of notice thereof by the Sellers to the Buyers;

             (c) by the Buyers, upon written notice to the Sellers upon a material breach of any covenant of the Company or the Sellers contained in this Agreement, provided that such breach is not capable of being cured or has not been cured within ten (10) days after the giving of notice thereof by the Buyers to the Sellers; or

             (d) by the Sellers or the Buyers, if any court of competent jurisdiction or governmental body shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated hereby and such order, decree, ruling or other action shall have become final and nonappealable; provided, however, that the party terminating the Agreement is not then in breach of its obligations under this Agreement.

               In the event that a condition precedent to any party's obligation hereunder is not met, nothing contained herein shall be deemed to require such party to terminate this Agreement, rather than to waive such condition precedent and proceed with the Closing.

                     8.2 Effect of Termination. All obligations of the parties hereunder shall cease upon any termination pursuant to Section 8.1; provided, however, that (i) the provisions of this Section 8 and Sections 9.2, 11.5, 11.7 and 11.14 shall survive any termination of this Agreement in any event, and (ii) any party may proceed as further set forth in Section 8.3.

                     8.3 Right to Proceed. Anything in this Agreement to the contrary notwithstanding, if any of the conditions specified in Section 7.1 has not been satisfied, the Buyers shall have the right to waive in writing the satisfaction of any such condition as provided in Section 7.1 and to proceed with the transactions contemplated hereby, and if any of the conditions specified in Section 7.2 has not been satisfied, the Company and the Sellers shall have the right to waive the satisfaction of any such condition as provided in Section 7.2 and to proceed with the transactions contemplated hereby.

SECTION 9.     CERTAIN RIGHTS AND OBLIGATIONS SUBSEQUENT TO CLOSING.

                     9.1 Survival of Representations, Warranties and Covenants. The representations, warranties, covenants, indemnities and agreements contained in this Agreement, and in any certificate, instrument or document furnished in connection therewith, are and will be deemed and construed to be continuing representations, warranties, covenants, indemnities and agreements and shall survive the Closing indefinitely. Any investigation by or on behalf of any party hereto shall not constitute a waiver as to enforcement of any representation, warranty, covenant or agreement contained herein.

                     9.2 Fees and Expenses. The Sellers shall pay, up to a maximum amount of US$35,000, all expenses and costs incidental to the preparation of this Agreement and the consummation of the transactions contemplated hereby, including all legal, accounting and due diligence fees and expenses incurred by the Buyers or on their behalf; provided, however, that legal fees incurred in connection with the enforcement of this Agreement shall not be included in the above-mentioned US$35,000.

SECTION 10.    INDEMNIFICATION.

                     10.1 Indemnification by the Sellers.

             (a) The Sellers shall jointly and severally indemnify, defend and hold harmless, the Buyers, their shareholders, members, directors, officers, employees, Affiliates, controlling persons, agents and representatives and their successors and assigns (the "Buyers Indemnitees") from and against any and all losses, claims, damages, liabilities, obligations, Taxes, judgments, awards, costs, expenses and disbursements

(including reasonable counsel fees and costs of any suit related thereto) (collectively, "Losses") suffered or incurred by the Buyers as a result of or in connection with (i) any misrepresentation by, or breach of any covenant or warranty of the Sellers or the Company contained in this Agreement, or from any misrepresentation in or omissions from any certificate or other instrument furnished or to be furnished by the Sellers hereunder or (ii) from any claim by any Person relating to the Company's use of the trademarks "ALONET" or "ALO NET." There shall be no limitations period for claims brought by the Buyers arising out of the breaches committed by the Sellers of the representations contained in Sections 2.2, 2.3, 2.4 and 2.5 hereof. The period during which the Buyers may make a claim against the Sellers for a breach of any other representation herein shall end on July 31, 2005.

             (b) The Sellers shall jointly and severally indemnify, defend and hold harmless, the Buyers Indemnitees from and against any and all Losses, suffered or incurred by the Buyers as a result of a claim by a third party arising out or in connection with (i) any misrepresentation by, or breach of any covenant or warranty of the Sellers of the Company contained in this Agreement, or from any misrepresentation in or omissions from any certificate or other instrument furnished or to be furnished by the Sellers hereunder or (ii) from any claim by any Person relating to the Company's use of the trademarks "ALONET" or "ALO NET"; provided that (a) the Buyers shall promptly give notice of such matter to the Sellers, in writing; provided, however, that no delay on the part of the Buyers in providing such notice shall relieve the Sellers from any obligation hereunder unless (and then solely to the extent that) the Sellers thereby are prejudiced; (b) the Sellers will have the right to assume the defense of the third party claim with counsel of their choice reasonably satisfactory to the Buyers at any time within 30 days after the Buyers have given notice of the third party claim; provided, however, that the Sellers must conduct the defense of the third party claim actively and diligently thereafter in order to preserve their rights in this regard; and provided, further, that the Buyers may retain separate co-counsel at their sole cost and expense and participate in the defense of the third party claim; (c) so long as the Sellers have assumed and are conducting the defense of the third party claim in accordance with subsection (b) above, (i) the Sellers will not consent to the entry of any judgment or enter into any settlement with respect to the third party claim without the prior written consent of the Buyers unless the judgment or proposed settlement involves only the payment of money damages by the Sellers and does not impose an injunction or other equitable relief upon the Buyers and
(ii) the Buyers will not consent to the entry of any judgment or enter into any settlement with respect to the third party claim without the prior written consent of the Sellers (not to be held unreasonably). The parties shall make appropriate adjustments for tax consequences and insurance coverage in determining Losses for purposes of this Section 10.1(b).

             (c) The Buyers may, at their election, seek indemnity hereunder from the Sellers jointly or severally; provided, however, that with respect to a breach of the representation made by Titan Investment in Section 2.5(a), Titan Investment shall indemnify individually the Buyers from all Losses suffered or incurred by the Buyers in connection therewith.

                     10.2 Indemnification by the Buyers.

             (a) The Buyers shall jointly and severally indemnify, defend and hold harmless, the Sellers, their shareholders, members, directors, officers, employees, Affiliates, controlling persons, agents and representatives and their successors and assigns (the "Sellers Indemnitees") from and against any and all Losses suffered or incurred by the Sellers as a result of or in connection with any misrepresentation by, or breach of any covenant or warranty of the Buyers contained in this Agreement, or from any misrepresentation in or omissions from any certificate or other instrument furnished or to be furnished by the Buyers hereunder.

             (b) The Buyers shall jointly and severally indemnify, defend and hold harmless, the Sellers Indemnitees from and against any and all Losses, suffered or incurred by the Sellers as a result of a claim by a third party arising out or in connection with any misrepresentation by, or breach of any covenant or warranty of the Sellers of the Company contained in this Agreement to the same extent and in the manner the Sellers are required to indemnify the Buyers as set forth in Section 10.1 above.

SECTION 11.    MISCELLANEOUS.

                     11.1 Law Governing. This Agreement shall be construed under and governed by the internal laws of the State of New York without regard to its conflict of laws provisions.

                     11.2 Notices. Any notice, request, demand or other communication required or permitted hereunder shall be in writing and shall be deemed to have been given if delivered or sent by facsimile transmission, upon receipt, or if sent by registered or certified mail or nationally recognized overnight courier, upon receipt. All notices and payments to a party will be sent to the addresses set forth below or on or to such other address or Person as such party may designate by notice to each other party hereunder (or in the case of payments, to the relevant payor):

To the Buyers:       Net2phone Inc.
                     520 Broad Street
                     Newark, New Jersey 07102
                     Phone: (973) 412-4316
                     Fax: (973) 412-2844
                     Attention:   Ilan Slasky

                     Latin Investments LLC
                     c/o Sentinel Advisors, LLC
                     546 Fifth Avenue
                     New York, NY 11559
                     Phone (212) 391 1818
                     Fax    (212) 391 4323
                     Attention:  Avie Pfeiffer or Ari Bergmann
with a copy to:      Dewey Ballantine LLP
                     1301 Avenue of the Americas
                     New York, New York  10019
                     Telephone:   (212) 259-8000
                     Facsimile:   (212) 259-6333
                     Attention:   Betty Cerini

To Sellers:          Daniel Eduardo Goldshmidt
                     Rua Manacas, n. 120
                     Sao Paulo, Sao Paulo, Brazil

                     Alexandre Flit
                     Rua Vanderlei, n. 301
                     Sao Paulo, Sao Paulo, Brazil

                     Titan Investment Enterprises, Ltd.
                     Attn:  Milton Zlotnick
                     Rua Baronesa de Itu, 336, 2o. andar, conj. 21 Sao Paulo, Sao Paulo, Brazil


with a copy to:      Alonet S.A.
                     Calcada Antares, 264 2 ander
                     Alphaville 06500-000
                     Soartana do Parnaiba, Sao Paulo, Brazil
                     Attention:  Fausto Penna
                                 Moreira Filho


To the Intervening Parties:

                     Fausto Penna Moreira Filho
                     Rua Banibas, 663, Alto de Pinheiros
                     Sao Paulo, Sao Paulo, Brazil

                     Helio Seibel
                     Rua Bartolomeu Paes, 136
                     Vila Anastacia
                     Sao Paulo, Sao Paulo, Brazil

             Any notice given hereunder may be given on behalf of any party by its counsel or other authorized representative.

                     11.3 Entire Agreement. This Agreement, including the Schedules and Exhibits referred to herein and the other writings specifically identified herein or contemplated hereby or delivered in connection with the transactions contemplated hereby, is complete, reflects the entire agreement of the parties with respect to its subject matter, and supersedes all previous written or oral negotiations, commitments and writings.

                     11.4 Assignment. No party to this Agreement may assign any of its rights under this Agreement without the prior written consent of the other parties hereto; provided, however, that the Buyers may assign any of their rights or obligations under this Agreement to one or more Affiliates of any of the Buyers without the prior consent of the other parties hereto, and provided, further, that VOIP Investment may assign its rights and obligations hereunder to Fausto Penna Moreira Filho, Samuel Seibel, Salo David Seibel and/or Helio Seibel and BS Consultoria may assign its rights and obligations hereunder to Fernando Blay and/or Sergio Isaak Skarbnik. The parties hereto hereby agree to take all action, including the execution of any and all documents, necessary in connection with the consummation and perfection of any assignment permitted hereunder.

                     11.5 Publicity and Disclosures. Except as required by law or by any stock exchange, none of the parties hereto shall disclose to any Person, issue any press release or make any other public statement or announcement relating to or connected with or arising out of this Agreement or the matters contained herein without obtaining the prior written approval of the other parties hereto to the contents and the manner of presentation and publication thereof. If disclosure is required by law or by any stock exchange, the disclosing party shall consult in advance with the other parties hereto and shall provide such parties with a copy of the proposed statement or announcement and attempt in good faith to reflect such other parties' concerns in the required disclosure. The foregoing shall not be construed to prohibit disclosure by any party (a) to any of its Affiliates; (b) in connection with any judicial or administrative action or proceeding to which such party or any of its Affiliates, officers or directors is a party; (c) to its legal counsel, auditors and lenders; or (d) to any governmental agency or regulatory or self-regulatory body having or claiming authority to regulate or oversee any aspect of the business of such party or its Affiliates.

                     11.6 Captions and Gender. The captions in this Agreement are for convenience only and shall not affect the construction or interpretation of any term or provision hereof. The use in this Agreement of the masculine pronoun in reference to a party hereto shall be deemed to include the feminine or neuter pronoun, as the context may require.

                     11.7 Confidentiality.

             (a) For a period of two (2) years following the date on which the Sellers or any of their agents or representatives receives the last item of proprietary information pertaining to the Buyers, the Sellers shall, and shall cause the Company and the officers, directors, agents and representatives of each of them to, hold in strict confidence and not use any confidential or proprietary data or information obtained from the Buyers or their officers, directors, agents or representatives with respect to its or their business or financial condition except for the purpose of evaluating, negotiating and completing the transaction contemplated hereby and except to the extent set forth in clause (ii) of Section 11.7(b). Information generally known in the industry or which has been disclosed to a party hereto by third parties which have a right to do so shall not be deemed confidential or proprietary information for purposes of this Agreement. If the transaction contemplated by this Agreement is not consummated, the parties will return to each other (or certify that they have destroyed) all copies of such data and information, including, but not limited to, financial information, investor lists, business and corporate records, worksheets, lists, memoranda and other documents prepared by or made available to each other in connection with the transaction.

             (b) From the date of this Agreement until the Closing, or for a period of two (2) years from the date of this Agreement if Closing does not take place, all confidential business and related information furnished to the Buyers and their representatives by or on behalf of the Sellers shall be kept confidential by the Buyers and their representatives; provided, however, that the foregoing shall be inapplicable (i) with respect to information which is or becomes available to the public without breach of this confidentiality obligation, and (ii) to the extent disclosure is required by any Applicable Law or regulation, by any authorized administrative or governmental agency or in the opinion of counsel to the Buyers; and provided, further, however, that the Buyers will provide notice to the Sellers before disclosing any information pursuant to this Section 11.7(b) and will cooperate with the Company and the Sellers in endeavoring to preserve, to the extent reasonably practicable and not inconsistent with its legal obligations, the confidential nature thereof.

                     11.8 Cooperation and Books and Records. After the Closing, the Sellers and the Buyers shall (i) provide, and shall cause each of their Affiliates to provide, to the other party and its Affiliates (at the expense of the requesting party) such information relating to the Company as the Sellers or the Buyers may reasonably request with respect to Tax matters and (ii) cooperate (at the expense of the requesting party) with each other in the conduct of any audit or other proceeding with respect to any Tax involving the Company and shall retain or cause to be retained all books and records pertinent to the Company for each Taxable Period or portion thereof ending on or prior to the Closing Date until the expiration of the applicable statute of limitations (giving effect to any and all extensions and waivers).

                     11.9 Binding Nature of Agreement. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto, their successors and permitted assigns.

                     11.10 Third Party Beneficiaries. Nothing in this Agreement shall convey any rights upon any Person or entity which is not a party to this Agreement.

                     11.11 Certain Definitions. For purposes of this Agreement, the term:

             (a) "Affiliate," shall mean, with respect to any Person at any time, any other Person that, alone or together with any other Person, directly or indirectly through one or more intermediaries controls, or is controlled by or is under common control with, such Person. Without limiting the generality of the foregoing, shareholders, members, partners, officers and directors of any Person shall be deemed to be Affiliates of any such Person;

             (b) "Agreement" shall have the meaning provided in the preamble hereof;

             (c) "Applicable Law" shall mean all applicable constitutions, treaties, statutes, laws, ordinances, rules, regulations, directives, administrative requirements, codes, orders, judgments, injunctions, decrees and by-laws of any Governmental Authority;

             (d)     "Approvals" shall have the meaning provided in Section
2.24;

             (e) "Articles" shall mean with respect to any entity the memorandum of association, articles of association, certificate of incorporation, bylaws, estatutos, contrato social and any charter or other organizational documents of such entity and any amendments thereto;

             (f) "Book of Registered Shares" means the "Livro de Registro de Acoes Nominativas" of the Company;

             (g) "Book of Transfer of Shares" means the "Livro de Transferencia de Acoes Nominativas" of the Company;

             (h) "Brazilian Central Bank" means the "Banco Central do Brasil" and any governmental entity that succeeds to its functions.

             (i) "Brazilian Corporations Law" means Law n(o) 6,404/76 dated December 15, 1976 promulgated by the Republic of Brazil, as amended from time to time.

             (j) "Business Day" shall mean (i) any day excluding Saturday, Sunday and any day which shall be a legal holiday in the City of New York, United States or the City of Sao Paulo, Brazil or (ii) a day on which commercial banks in the City of New York, United States or the City of Sao Paulo, Brazil are authorized or required by law or other government actions to close.

             (k) "Buyer" and "Buyers" shall have the meaning provided in the preamble hereof;

             (l)     "Buyers Indemnitee" shall have the meaning provided in
Section 9.1(a);

             (m) "CADE" means the Brazilian "Conselho Administrativo de Defesa Economica, and any governmental entity that succeeds to its functions;

             (n) "Call Option" shall mean the Call Option Agreement, to be entered into by and among the Sellers and Net2phone in the form of Exhibit 7.1(a)(v);

             (o)     "Closing" shall have the meaning provided in Section 1.4;

             (p)     "Closing Date" shall have the meaning provided in Section
1.4;

             (q) "Company" shall have the meaning provided in the Preliminary Statement hereto;

             (r) "Control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise;

             (s) "Customers and Distributors" shall have the meaning provided in Section 2.29;

             (t)     "CVM" means the Comissao de Valores Mobiliarios."

             (u) "Datasoft" means Datasoft Assesoria em Computacao S/C Ltda. and its successors and assigns.

             (v) "Distribution Agreement" means the Distribution Agreement, to be executed between the Company and Net2phone in form and substance satisfactory to the parties.

             (w) "Embratel" means Empresa Brasileira de Telecomunicacoes S.A., and its successors and assigns.

             (x) "Environment" means soil, surface waters, groundwaters, drinking water, water vapor, land, stream sediments, surface or subsurface strata, air, plant, aquatic and any animal life, and any other environmental medium;

             (y) "Environmental Claim" means any written accusation, allegation, notice of violation, claim, demand, order, consent decree, directive, cost recovery action or other cause of action by, or on behalf of, any government authority or any Person for damages, injunctive or equitable relief, personal injury, Remedial Action costs, tangible or intangible property damage, natural resource damages, nuisance, pollution, any adverse effect on the Environment caused by Hazardous Material, or for fines, penalties or restrictions, resulting from or based upon (i) the occurrence, existence or continuation of a Release, (ii) exposure to any Hazardous Material, (iii) the presence, use, handling, transportation, storage, treatment or disposal of any Hazardous Material, or (iv) the violation or alleged violation of any Environmental Law;

             (z) "Environmental Law" means any federal, state, local and foreign laws, statutes, codes, ordinances, rules, regulations, directives, binding policies, Environmental Permits or orders relating to or addressing the use, handling or disposal of any Hazardous Material or the Environment, health or safety, whether existing as of the date hereof, previously enforced, or subsequently enacted;

             (aa) "Environmental Permit" means any permit, license, approval, consent or authorization required under Environmental Law;

             (bb)    "Financial Statements" shall have the meaning provided in
Section 2.7(a);

             (cc) "GAAP" means generally accepted accounting principles in Brazil or in the United States, as applicable.

             (dd) "Governmental Authority" shall mean any national or local government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal or judicial body of Brazil or the United States;

             (ee) "Hazardous Material" means any hazardous waste, hazardous substance, pollutant, radioactive waste, radioactive substance, toxic waste, toxic substance, medical waste, special waste, petroleum or petroleum-derived waste or substance, asbestos, polychlorinated biphenyls ("PCBs"), or any hazardous or toxic constituent thereof and includes, but is not limited to, any substance defined in or regulated under Environmental Law;

             (ff) "Indebtedness" shall mean, with respect to any Person, the liabilities of such Person as required to be recorded as such on a balance sheet; provided, however, that such Indebtedness shall in any event include, without duplication, (i) all obligations of such Person for borrowed money, or with respect to deposits or advances of any kind (but excluding customer deposits and advances satisfied through the delivery of goods or the performance of services), (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments (including, without limitation, the principal amount thereof, accrued interest thereon and any other obligations evidenced by such instruments), (iii) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person, (iv) all obligations of such Person issued or assumed as the deferred purchase price of property or services (other than accounts payable to suppliers and similar accrued liabilities incurred in the ordinary course of business and paid in a manner consistent with industry practice), (v) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien or security interest on or in property owned or acquired by such Person whether or not the obligations secured thereby have been assumed, (vi) all capitalized lease obligations of such Person (construed in accordance with GAAP) and (vii) all guarantees of payment or performance by such Person of Indebtedness of any other Person;

             (gg)    "Intellectual Property" shall have the meaning provided in
Section 2.15(a);

             (hh) "Interim Period" means, with respect to any Taxable Period that begins on or before the Closing Date and ends after the Closing Date, the portion of such period that ends on the Closing Date;

             (ii) "Lien" as to any Person, shall mean any mortgage, lien, pledge, charge, preferential payment arrangement, security interest, other encumbrance, or preferential agreement having the effect of constituting a security interest, including without limitation, any equivalent interest or right created or arising under the laws of any country where such Person owns property;

             (jj) "Loan Documents" means, collectively, the Notes, the Pledge Agreements, and the Net2phone Third Loan Documents.

             (kk)    "Losses" shall have the meaning provided in Section 9.1(a);

             (ll) "Net2phone Third Loan Documents" means, collectively, the Loan Agreement, dated as of the date hereof, between Net2phone and Alonet (the "Loan Agreement") the Call Option (as defined in the Loan Agreement), the Note (as defined in the Loan Agreement), and the Pledge Agreement (as defined in the Loan Agreement).

             (mm) "Notes" mean, collectively, each Promissory Note, dated as of July 19, 2000 and August 11, 2000, and August 29, 2000, respectively, in the principal amount of US$250,000, US$250,000 and US$3,500,000, respectively, executed by the Company in favor of Net2phone;

             (nn) "Ordinary Expenses" means out-of-pocket expenses directly related to the business of the Company and preapproved for reimbursement by the management of the Company in accordance with expense reimbursement policies generally applicable to all managers of the Company;

             (oo) "Person" means an individual, corporation, partnership, limited liability company, limited liability partnership, government, governmental agency or instrumentality, trust, estate or unincorporated organization or amortization of any nature;

             (pp)    "Plans" shall have the meaning provided in Section 2.27;

             (qq) ""Pledge Agreements" shall mean, collectively, each Pledge Agreement, dated as of July 19, 2000 and August 11, 2000 between the Company, Net2phone and Sergio Isaak Skarbnik.

             (rr)    "Proprietary Rights" shall have the meaning provided in
Section 2.15(b);

             (ss)    "Purchase Price" shall have the meaning provided in Section
1.3;

             (tt) "Registration Rights Agreement" shall mean the registration rights agreement to be executed by and among the Sellers, the Buyers and the Company in the form attached hereto as Exhibit 7.1(a)(ii).

             (uu) "Release" means any release, spilling, leaking, leaching, migrating, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, depositing, disposing, discharging, dispensing or dumping into the Environment;

             (vv) "Remedial Action" means actions required to (i) clean up, remove, treat or in any other way address Hazardous Materials in the Environment, (ii) prevent the Release or threat of Release or minimize the further Release of Hazardous Materials, or (iii) investigate and determine if a remedial response is needed, to design such a response and post-remedial investigation, monitoring, operation, maintenance and care;

             (ww)    "Restructuring Transactions" shall mean, collectively, (A)
(1) the incorporation of two Brazilian "sociedades anonimas" one (the "Net2phone Brazilian Subsidiary") of which shall be controlled either by Net2phone or an Affiliate thereof and the other (the "Latin Investments Brazilian Subsidiary") of which shall be controlled either by Latin Investments or an Affiliate thereof; (2) the registration of the Net2phone Brazilian Subsidiary and the Latin Investments Brazilian Subsidiary with the CVM; and (3) the prior approval of the capital contributions made by the shareholders of the Net2phone Brazilian Subsidiary and the Latin Investment Brazilian Subsidiary therein by the Brazilian Central Bank, or (B) such other restructuring as Net2phone and/or Latin Investmenrs may decide is advantageous from a tax perspective.

             (xx) "Sellers" shall have the meaning provided in the preamble hereof;

             (yy)    "Sellers Indemnitees" shall have the meaning provided in
Section 9.2;

             (zz) "Shareholders Agreement" shall mean the shareholders agreement, dated as of the date hereof and effective as of the Closing Date, by and among the Sellers, the Buyers and the Company, in the form attached hereto as Exhibit 7.1(a)(i);

             (aaa)   "Shares" shall have the meaning provided in Section 1.2;

             (bbb) "Short Period" means any Taxable Period that ends on the Closing Date;

             (ccc) "Tax Authority" means any Brazil or U.S. federal, state or local, and any other non-U.S. federal, state or local governmental authority or agency responsible for the imposition, administration or collection of any Taxes;

             (ddd) "Tax Return" means any report, return, or other information required to be supplied to a taxing authority in connection with Taxes;

             (eee) "Taxable Period" means any taxable year or any other period that is treated as a taxable year (including any Short Period or Interim Period) with respect to which any Tax may be imposed under any applicable statute, rule, or regulation;

             (fff) "Taxes" means all taxes, charges, fees, levies, or other assessments, including, without limitation, income, gross receipts, excise, real and personal property, sales, use, stamp, transfer, license, payroll, franchise, social security, unemployment and withholding taxes imposed or required to be withheld by the Brazilian tax authorities or foreign government or subdivision or agency thereof, and such term shall include any interest, penalties or additions to tax, and any liability for taxes;

             (ggg) "Transaction Documents" means this Agreement, the Shareholders Agreement, the Registration Rights Agreements, the Call Option, the Distribution Agreement and the Loan Documents;

             (hhh)   "U.S." or "United States" means the United States of
America;

             (iii) "U.S. Dollars" and the sign "U.S.$s" shall each mean freely transferable lawful currency of the United States of America;

                     11.12 Execution in Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.

                     11.13 Amendments; Waivers. This Agreement may not be amended or modified, nor may compliance with any condition or covenant set forth herein be waived, except by a writing duly and validly executed by the parties hereto, or, in the case of a waiver, the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, or any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege.

                     11.14 Consent to Jurisdiction.

             (a) Any action or proceeding against any party relating in any way to this Agreement and the agreements contemplated hereby shall be brought and enforced in the courts of the State of New York or federal courts of the United States for the Southern District of New York, and each of the Company and the Sellers hereby irrevocably submits to the jurisdiction of each such court in respect of any such action or proceeding. Each of the Company and the Sellers hereby irrevocably appoints National Registered Agents, Inc. which maintains an office at 440 9th Avenue, 5th floor, New York, NY 10001, U.S.A., as its agent to receive service of process or other legal summons for purposes of any such action or proceeding. So long as any of the Company or the Sellers has any obligations under this Agreement and the agreements contemplated hereby, each will maintain a duly appointed agent in New York City for the service of such process or summons, and if it fails to maintain such an agent, any such process or summons may be served by mailing a copy thereof by registered mail, or a form of mail substantially equivalent thereto, addressed to it at its address as provided for notice hereunder.

             (b) Each party irrevocably waives, to the fullest extent permitted by Applicable Law, any objection that it may now or hereafter have to the laying of venue of any such action or proceeding in the courts of the State of New York or federal courts of the United States for the Southern District of New York and any claim that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

             (c) The Buyers further irrevocably waive, to the fullest extent permitted by Applicable Law, any claim that any action or proceeding commenced by the

Company or the Sellers in New York relating in any way to this Agreement and the other agreements contemplated hereby should be dismissed or stayed by reason, or pending the resolution of, any action or proceeding commenced by the Buyers (other than in a court referred to in Section 11.14(a) relating in any way to this Agreement or the other agreements contemplated hereby, whether or not commenced earlier. To the fullest extent permitted by Applicable Law, the Buyers shall take all measures necessary for any such action or proceeding commenced by the Company or the Sellers in New York to proceed to judgment prior to the entry of judgment in any such action or proceeding commenced by the Buyers. The Buyers agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

             (d) Each of the Company and the Sellers further irrevocably waives, to the fullest extent permitted by Applicable Law, any claim that any action or proceeding commenced by the Buyers in New York relating in any way to this Agreement and the other agreements contemplated hereby should be dismissed or stayed by reason, or pending the resolution of, any action or proceeding commenced by any of the Company or the Sellers (other than in a court referred to in Section 11.14(a)) relating in any way to this Agreement or the other agreements contemplated hereby, whether or not commenced earlier. To the fullest extent permitted by Applicable Law, each of the Company or the Sellers shall take all measures necessary for any such action or proceeding commenced by the Buyers in New York to proceed to judgment prior to the entry of judgment in any such action or proceeding commenced by any of the Company, or the Sellers. Each of the Company and the Sellers agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

             (e) Each party hereto irrevocably waives any right it may now or hereafter have to a trial by jury in respect of this Agreement.

                     11.15 Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the parties shall negotiate in good faith with a view to the substitution therefor of a suitable and equitable solution in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid provision; provided, however, that the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

                     11.16 Currency. All payments due to any party hereunder shall be made and promptly payable in U.S. Dollars, with the exception of any payments that pursuant to Brazilian law cannot be made in U.S. Dollars, in any case free of any Taxes and shall be grossed-up to take account of any income or other similar Taxes payable by the recipient with respect to such payment so that the net after Tax amount received by the recipient equals the amount the recipient would have received had such payment not been taxable. If for the purposes of making a payment required to be made hereunder it is necessary to convert all or any part of a sum due hereunder in any currency (the "Original Currency") into U.S. Dollars, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which, in accordance with normal banking procedures, the parties could purchase the Original Currency with U.S. Dollars, on the Business Day immediately preceding the day on which any such payment, or any relevant part thereof, is paid or otherwise satisfied.

                     11.17 Specific Performance. Without limiting the rights of each party hereto to pursue all other legal and equitable rights available to such party for any other parties' failure to perform their obligations under this Agreement, the parties hereto acknowledge and agree that the remedy at law for any failure to perform their obligations hereunder would be inadequate and that each of them shall be entitled to specific performance, injunctive relief or other equitable remedies in the event of any such failure. To the extent any of the parties may be entitled to the benefit of any provision of law requiring any party in any suit, action or proceeding arising out of or in connection with this Agreement or any of the transactions contemplated hereby to post security for litigation costs or otherwise post a performance bond or guaranty or to take any similar action, each party hereby irrevocably waives such benefit, in each case to the fullest extent now or hereafter permitted under the laws of any such other jurisdiction.

                     11.18 Business Day. Whenever any payment or notice hereunder shall be stated to be due or given on a day other than a Business Day, such payment or notice shall be made or given on the next succeeding Business Day and such extension of time shall, in each case, be included in the computation of payment of interest or any fee, as the case may be.

               IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first set forth above.



                                 NET2PHONE INC.


                                 By:  /s/ Ilan Slasky
                                      -------------------------------
                                      Name:  Ilan Slasky
                                      Title:  Chief Financial Officer

                                 LATIN INVESTMENTS, LLC


                                 By:  /s/ Ari Bergmann
                                      -----------------------
                                      Name:  Ari Bergmann
                                      Title:

                                 ALONET S.A.

                                 By:  Sergio Isaak Skarbnik
                                      -------------------------------
                                      Name:  Sergio Isaak Skarbnik
                                      Title: Commercial/Administratice
                                             and Financial Officer

                                 By:  Alexandre Flit
                                      -----------------------
                                      Name:  Alexandre Flit
                                      Title: Technology and Expansion Officer

                                 VOIP INVESTMENT CO.


                                 By:  Fausto Penna Moreira Filho
                                      -------------------------------
                                      Name: Fausto Penna Moreira Filho
                                      Title:  Attorney-in-Fact

                                 BS CONSULTORIA, INTERMEDIACAO
                                 E PARTICIPACOES S/C LTDA



                                 By:  Fernando Blay
                                      -----------------------
                                      Name:  Fernando Blay
                                      Title: Partner

                                 By:  Sergio Isaak Skafbnik
                                      -------------------------------
                                      Name: Sergio Isaak Skafbnik
                                      Title: Partner



                                 /s/ Daniel Eduardo Goldshmidt
                                 --------------------------------
                                 DANIEL EDUARDO GOLDSHMIDT

                                 /s/ Alexandre Flit
                                 ---------------------------------
                                 ALEXANDRE FLIT



                                 TITAN INVESTMENT ENTERPRISES
                                 LTD.

                                 By:    /s/ Milton Zlotnik
                                     ------------------------
                                        Name:  Milton Zlotnik
                                        Title:

                                 /s/ Fausto Penna Moreira Filho
                                 ---------------------------------
                                 FAUSTO PENNA MOREIRA FILHO

                                 /s/ Helio Seibel
                                 ----------------------------------
                                 HELIO SEIBEL


WITNESSES:



1.  /s/ Ligia Kate Nucci                    2.  /s/ Marisa Carelli Nunes

Name: Ligia Kate Nucci                      Name: Marisa Carelli Nunes

RG: 7.613.876 SSP/SO                        RG: 9.087.296  SSP/SP

CPF/MF: 046.595.178-37                      CPF/MF: 051.405.118.35